Exhibit 4.81


                        CREDIT AGREEMENT


                             among


                   SPECIALTY RETAILERS, INC.,
                          as Borrower

                      STAGE STORES, INC.,
                          as Guarantor


                    THE BANKS NAMED HEREIN,

                              and

                  CREDIT SUISSE FIRST BOSTON,
          as Administrative Agent and Collateral Agent




                   Dated as of March 6, 2000


                          $35,000,000



                       TABLE OF CONTENTS

                                                             Page

SECTION 1.  DEFINITIONS                                        1
      Section 1.1  Definitions                                 1

SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES             25
      Section 2.1  Revolving Loans                            25
      Section 2.2  Notice of Borrowing                        25
      Section 2.3  Disbursement of Funds                      26
      Section 2.4  Evidence of Indebtedness; Revolving Notes  26
      Section 2.5  Interest                                   27
      Section 2.6  Interest Periods                           28
      Section 2.7  Minimum Amount of Eurodollar Loans         28
      Section 2.8  Conversion or Continuation                 28
      Section 2.9  Voluntary and Mandatory Reductions of
                    Commitments                               29
      Section 2.10  Voluntary Prepayments                     29
      Section 2.11  Mandatory Prepayments                     29
      Section 2.12  Application of Prepayments                31
      Section 2.13  Method and Place of Payment               31
      Section 2.14  Fees                                      32
      Section 2.15  Interest Rate Unascertainable, Increased
                    Costs, Illegality                         32
      Section 2.16  Funding Losses                            34
      Section 2.17  Increased Capital                         34
      Section 2.18  Taxes                                     35
      Section 2.19  Action of Affected Banks                  36
      Section 2.20  Use of Proceeds                           36

SECTION 3.  CONDITIONS PRECEDENT                              36
      Section 3.1  Conditions Precedent to Initial Loans      36
      Section 3.2  Conditions Precedent to All Loans          39

SECTION 4.  REPRESENTATIONS AND WARRANTIES                    40
      Section 4.1  Corporate Status                           40
      Section 4.2  Corporate Power and Authority              40
      Section 4.3  No Violation                               41
      Section 4.4  Litigation                                 41
      Section 4.5  Financial Statements; Financial Condition;
                   etc.                                       41
      Section 4.6  [Intentionally left blank].                41
      Section 4.7  Projections                                41
      Section 4.8  Material Adverse Effect                    41
      Section 4.9  Use of Proceeds; Margin Regulations        42
      Section 4.10  Governmental Approvals                    42
      Section 4.11  Security Interests and Liens              42
      Section 4.12  Tax Returns and Payments                  42
      Section 4.13  ERISA                                     42
      Section 4.14  Investment Company Act; Public Utility
                    Holding Company Act                       43
      Section 4.15  Representations and Warranties in Loan
                    Documents                                 43
      Section 4.16  True and Complete Disclosure              43
      Section 4.17  Corporate Structure; Capitalization       43
      Section 4.18  Environmental Matters                     44
      Section 4.19  Insurance                                 44
      Section 4.20  Patents, Trademarks, etc.                 45
      Section 4.21  Ownership of Property                     45
      Section 4.22  No Default                                45
      Section 4.23  Licenses, etc.                            45
      Section 4.24  Compliance With Law                       45
      Section 4.25  No Burdensome Restrictions                45
      Section 4.26  Labor Matters                             45
      Section 4.27  Parent Business                           46
      Section 4.28  Cash Balances                             46

SECTION 5.  AFFIRMATIVE COVENANTS                             46
      Section 5.1  Information Covenants                      46
      Section 5.2  Books, Records and Inspections             50
      Section 5.3  Maintenance of Insurance                   50
      Section 5.4  Taxes                                      50
      Section 5.5  Corporate Franchises                       51
      Section 5.6  Compliance with Law                        51
      Section 5.7  Performance of Obligations                 51
      Section 5.8  Maintenance of Properties                  51
      Section 5.9  Further Assurances                         51
      Section 5.10  Receivables Program Refinancings.         52
      Section 5.11  Maintenance of Corporate Separateness     52
      Section 5.12  Post Closing Opinions                     52
      Section 5.13  Corporate Concentration Account           52
      Section 5.14  Cash Sweep                                53
      Section 5.15  Cash Equivalents                          53
      Section 5.16  Projections                               53

SECTION 6.  NEGATIVE COVENANTS                                53
      Section 6.1  Financial Covenants                        53
      Section 6.2  Indebtedness                               55
      Section 6.3  Liens                                      56
      Section 6.4  Restriction on Fundamental Changes         57
      Section 6.5  Sale of Assets                             57
      Section 6.6  Contingent Obligations                     58
      Section 6.7  Dividends                                  58
      Section 6.8  Advances, Investments and Loans            59
      Section 6.9  Transactions with Affiliates               60
      Section 6.10  Limitation on Voluntary Payments and
                    Modifications of Certain Documents        60
      Section 6.11  Changes in Business                       60
      Section 6.12  Certain Restrictions                      60
      Section 6.13  Sales and Leasebacks                      61
      Section 6.14  Plans                                     61
      Section 6.15  Limitation on Dispositions of Subsidiary
                    Stock                                     61
      Section 6.16  Fiscal Year; Fiscal Quarter               61
      Section 6.17  Receivables Program                       61

SECTION 7.  EVENTS OF DEFAULT                                 62
      Section 7.1  Events of Default                          62
      Section 7.2  Rights and Remedies                        64

SECTION 8.  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT     65
      Section 8.1  Appointment                                65
      Section 8.2  Delegation of Duties                       65
      Section 8.3  Exculpatory Provisions                     66
      Section 8.4  Reliance by Agent                          66
      Section 8.5  Notice of Default                          66
      Section 8.6  Non-Reliance on Agent and Other Banks      66
      Section 8.7  Indemnification                            67
      Section 8.8  Agent in its Individual Capacity           67
      Section 8.9  Successor Agent                            67

SECTION 9.  MISCELLANEOUS                                     68
      Section 9.1  Payment of Expenses, Indemnity, etc.       68
      Section 9.2  Right of Setoff                            69
      Section 9.3  Notices                                    69
      Section 9.4  Successors and Assigns; Participation;
                   Assignments                                70
      Section 9.5  Amendments and Waivers                     71
      Section 9.6  No Waiver; Remedies Cumulative             72
      Section 9.7  Sharing of Payments                        72
      Section 9.8  Governing Law; Submission to Jurisdiction  73
      Section 9.9  Counterparts                               73
      Section 9.10  Effectiveness                             73
      Section 9.11  Headings Descriptive                      73
      Section 9.12  Marshalling; Recapture                    73
      Section 9.13  Severability                              74
      Section 9.14  Survival                                  74
      Section 9.15  Domicile of Loans                         74
      Section 9.16  Limitation of Liability                   74
      Section 9.17  Calculations; Computations                74
      Section 9.18  Waiver of Trial by Jury                   75
      Section 9.19  Nature of Borrowers' Obligations          75

SECTION 10.  PARENT GUARANTY                                  76
      Section 10.1  The Parent Guaranty                       76
      Section 10.2  Bankruptcy                                76
      Section 10.3  Nature of Liability                       77
      Section 10.4  Independent Obligation                    77
      Section 10.5  Authorization                             77
      Section 10.6  Reliance                                  78
      Section 10.7  Subordination                             78
      Section 10.8  Waiver                                    78
      Section 10.9  Maximum Liability                         79



EXHIBITS

Exhibit A    -      Form of Notice of Borrowing
Exhibit B    -      Form of Revolving Note
Exhibit C-1  -      Form of Notice of Conversion
Exhibit C-2  -      Form of Notice of Continuation
Exhibit D    -      Form of Security Agreement
Exhibit E    -      Form of Subsidiary Guaranty
Exhibit F    -      Form of Warrant Agreement
Exhibit G    -      Form of Opinion of CW&T, counsel to the Loan Parties
Exhibit H    -      Form of Monthly Financials
Exhibit I    -      Form of Monthly Reports
Exhibit J    -      Form of Compliance Certificate
Exhibit K    -      Form of Excess Cash Flow Certificate
Exhibit L    -      Form of Transfer Supplement
Exhibit M    -      Form of Intercompany Note

SCHEDULES

Schedule I - Material Subsidiaries of Specialty and Stage
Schedule II  -      Receivables Program Documents
Schedule 4.8 -      Material Adverse Changes
Schedule 4.10       -    Governmental Approvals
Schedule 4.13       -    ERISA
Schedule 4.17       -    Corporate Structure; Capitalization
Schedule 4.18       -    Environmental Matters
Schedule 4.19       -    Insurance
Schedule 4.21       -    Ownership of Property
Schedule 4.26       -    Labor Matters
Schedule 6.2 -      Existing Indebtedness
Schedule 6.3 -      Existing Liens
Schedule 6.6 -      Contingent Obligations
Schedule 6.9 -      Leases

          CREDIT AGREEMENT, dated as of March 6, 2000, among SPECIALTY RETAILERS, INC., a Texas corporation (the "Borrower"), STAGE STORES, INC., a Delaware corporation (the "Parent"), the Banks (such term and each other capitalized term used herein having the meaning assigned to such term in Section 1), and CREDIT SUISSE FIRST BOSTON, acting in its capacity as agent for the Banks (in such capacity, the "Administrative Agent") and in its capacity as collateral agent for the Banks (in such capacity, the "Collateral Agent").

          The Borrower has requested that the Banks extend credit to the Borrower to enable the Borrower to borrow on a revolving basis Revolving Loans in an aggregate principal amount up to (but not to exceed) $35,000,000.

          The proceeds of the Revolving Loans will be used for working capital of the Borrower and its Subsidiaries.

          Accordingly, the Borrower, the Parent, the Banks, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 10  DEFINITIONS.

          Section 1.1 Definitions. As used herein, the fol lowing terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

          "Adjusted Leverage Ratio" shall mean on any day the ratio on such day of (i) Consolidated Total Debt on such day determined on a Pro Forma Basis to (ii) Consolidated Adjusted EBITDA for the four consecutive quarters of the Parent (taken as one accounting period) most recently ended.

          "Administrative Agent" shall mean Credit  Suisse  First
Boston acting in its capacity as administrative agent for the Banks and any successor agent appointed in accordance with
Section 8.9.

          "Administrative Agent's Office" shall mean the office of the Administrative Agent located at Eleven Madison Avenue, New York, New York, 10010, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to
(i) vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in Section 8.1.

          "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented, restated, or amended.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election exercised with respect to an Eligible Asset Sale, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Eligible Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

          "Asset Sale" shall mean the sale, transfer or other disposition (whether voluntary or involuntary) by the Parent or any of its Subsidiaries (including, without limitation, by way of the damage, destruction or condemnation thereof) to any Person other than any Loan Party of (a) any capital stock of any Subsidiary of the Parent or any of its Subsidiaries; (b) substan tially all the assets of any geographic or other division or line of business of the Parent or any of its Subsidiaries; or (c) any other asset or assets (excluding inventory and other assets pur chased for sale to others in the ordinary course of business and sales of Receivables pursuant to the Receivables Program) of the Parent or any of its Subsidiaries, provided that (i) any asset sale included in clause (c) above shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales after the Closing Date by the Parent and its Subsidiaries, taken togeth er, that have not previously become Asset Sales under this Agreement equals or exceeds $1,000,000, (ii) any asset sale or series of related asset sales described in clause (c) above having a value less than $100,000 shall not be deemed an "Asset Sale" for purposes of this Agreement and (iii) any sale of (x) the aircraft owned by the Borrower, (y) any asset sale or series of asset sales related to the sale of the C.R. Anthony Company corporate headquarters building located in Oklahoma City, Oklahoma or the sale of equipment located at the C.R. Anthony Company distribution center located in Oklahoma City, Oklahoma and (z) the sale of not more than five leasehold interests per year relating to stores closed in the ordinary course of business (so long as the value of each such leasehold interest does not exceed $500,000), shall be deemed not to be an "Asset Sale" hereunder.

          "Authorized Officer" shall mean with respect to any Person such Person's Chairman, President or Principal Financial
Officer.

          "Bankruptcy  Code" shall mean Title 11  of  the  United
States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes, together with all rules promulgated in connection therewith.

          "Banks" shall mean the Persons listed on Annex 1 hereto and the Persons which from time to time become a party hereto in accordance with Section 9.4(c).

          "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the
Administrative   Agent   to  obtain  sufficient   quotations   in
accordance with the terms thereof, the Base Rate shall be deter mined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

          "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate.

          "Bealls Subordinated Notes" shall mean (i) the $14,982,914 12% Bealls Holding Subordinated Notes due 2002, (ii) the $14,312,959 7% Bealls Junior Subordinated Debentures due 2003 and (iii) the $4,381,185 7% FB Holdings Subordinated Notes due 2000.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower's Share of Excess Cash Flow" shall mean the amount of Excess Cash Flow, determined on a cumulative basis from January 30, 2000 through the last day of the fiscal year most recently ended prior to the date of determination, that is not required to be applied to the prepayment of the Loans pursuant to the Existing Credit Agreement or Section 2.11(a)(iii) minus the amount thereof previously applied to make additional Capital Expenditures pursuant to Section 6.1(d).

          "Borrowing" shall mean the incurrence of one Type of Loan from all the Banks on a given date (or resulting from conver sions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the London Interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries) by the Parent and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Parent and its Subsidiaries.

          "Capital Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Parent and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capital Lease Obligations" shall mean all obligations of the Parent and its Subsidiaries under or in respect of Capital
Leases.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 365 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 365 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's and in each case maturing within 270 days after the date of acquisition.

          "Change of Control" shall mean (a) the Parent shall cease to own, beneficially and of record, 100% of the outstanding capital stock of the Borrower, (b) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 35% or more of the outstanding shares of any class of outstanding common stock of the Parent,
(c) Continuing Directors shall cease to constitute a majority of the board of directors of the Parent. "Continuing Director" shall mean at any date a member of the Parent's board of directors who was either a member of such board on the Closing Date or was nominated for election to such board by at least two-thirds of the Continuing Directors then in office or (d) a "Change of Control" as defined in either the Senior Note Indenture or the Senior Subordinated Note Indenture.

          "Cleanup" shall mean all actions required to: (a) cleanup, remove, treat or remediate Materials of Environmental Concern in the indoor or outdoor environment, (b) prevent the Release of Materials of Environmental Concern so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Materials of Environmental Concern in the indoor or outdoor environment.

          "Closing  Date"  shall  mean  the  date  on  which  the
conditions  precedent  set  forth  in  Section  3.1   have   been
satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as
amended  from  time to time, and any successor statute,  together
with   all   rules  and  regulations  promulgated  in  connection
therewith.

          "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent under any of the Security Documents.

          "Collateral  Agent"  shall  mean  Credit  Suisse  First
Boston acting in its capacity as collateral agent for the Secured
Creditors under the Security Documents and any successor collater al agent appointed in accordance with Section 8.9.

          "Commitment" shall mean, for each Bank at any given time, its Revolving Loan Commitment.

          "Commitment  Fee" shall have the meaning set  forth  in
Section 2.14(b).

          "Commitment Letter" shall mean that certain letter agreement among the Borrower, the Parent and each of the Banks, dated as of February 18, 2000, relating to the Transactions.

          "Compliance Certificate" shall mean a certificate of the Principal Financial Officer of the Borrower in the form of Exhibit J hereto and delivered pursuant to Section 5.1(h) hereto.

          "Consolidated Adjusted EBITDA" shall mean, for any peri
od,   the Consolidated EBITDA for such period determined on a Pro
Forma Basis.

          "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period minus the amount of such Consolidated Interest Expense not paid or payable in cash.

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash and Cash Equivalents) of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities (other than the current portion of all long-term Indebtedness) of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of (i) Consolidated Net Income for such period plus (ii) Consolidated Interest Expense for such period plus (iii) amortization of deferred Indebtedness issuance costs and expenses for such period plus (iv) federal and state income taxes deducted in calculating Consolidated Net Income for such period, plus (v) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amorti zation expense plus (vi) to the extent deducted in the calculation of Consolidated Net Income for such period, any noncash charges related to the issuance by the Parent or any of its Subsidiaries of stock, warrants or options to any employee thereof (or any exercise of any such warrants or options) or any re-valuation of such stock, warrants or options, minus to the extent added to the calculation of Consolidated Net Income for such period, any noncash gain related to the issuance by the Parent or any of its Subsidiaries of stock, warrants or options to any employee thereof (or any exercise of any such warrants or options) or any re-valuation of such stock, warrants or options, all determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP plus, (vii) special charges for restructuring (consisting of store closures, downsizing and inventory and other valuation reserves) of up to $65,000,000 in the aggregate taken in the fourth quarter of fiscal year 1999 and the first two fiscal quarters of fiscal year 2000 as specified on
Schedule 1 to the Fifth Amendment Agreement, dated as of February 3, 2000, to the Existing Credit Agreement, by and among the parties thereto, or other costs, expenses or losses associated with the termination of employment of such executives not to exceed amounts otherwise payable under any such executive's existing employment contract plus (viii) executive severance payments pursuant to the current terms of existing employment contracts, plus (ix) any special charges (to the extent such charges affect Consolidated EBITDA) relating to the closing of any stores other than stores listed on Schedule 1 to the Sixth Amendment Agreement, dated as of February 18, 2000, to the Existing Credit Agreement, by and among the parties thereto.

          "Consolidated Fixed Charges" shall mean, without duplication, for any period, the sum of (i) all Consolidated Interest Expense for such period, plus (ii) scheduled payments due in the next succeeding four quarters for principal of the Expansion Loans (as defined in the Existing Credit Agreement) and other Indebtedness (including the principal component of Capital Leases but excluding amounts due on the Final Maturity Date), plus (iii) Consolidated Rental Expense plus (iv) all federal and state income taxes paid or payable in cash during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any fiscal period of the Parent, the total interest expense (including, without limitation, interest expense attributable to Capital Leases in accordance with GAAP) of the Parent and its Subsidiaries for such period, minus all interest earnings received by the Parent and its Subsidiaries in cash during such period, minus amortization of deferred Indebtedness issuance costs and expenses for such period, in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" for any period, means the net income (or loss) of the Parent and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP provided that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its wholly owned Subsidiaries or any directors holding qualifying shares) has a joint interest, except to the extent of the amount of divi dends or other distributions actually paid to the Borrower or any of its wholly owned Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after tax gains or losses attributable to Asset Sales and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Net Tangible Assets" shall mean, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt issue costs (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent and its Subsidiaries and computed in accordance with GAAP.

          "Consolidated Rental Expense" shall mean for any period all rents accrued during such period under operating leases under which the Parent or any of its Subsidiaries is the lessee, as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt" shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Senior Debt" shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries other than the Senior Subordinated Notes and Indebtedness which by its terms is expressly subordinated to the Obligations and all other senior obligations of the Parent and its Subsidiaries.

          "Consolidated Working Capital" shall mean at any time an amount equal to Consolidated Current Assets minus Consolidated
Current Liabilities at such time.

          "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary
Obligor") in any manner, whether directly or indirectly, in cluding, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation or (y) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Corporate  Concentration  Account"  shall  mean   that
certain  deposit account at Chase Bank of Texas,  account  number
, or the Successor Corporate Concentration Account.

          "Credit  Exposure" shall have the meaning  provided  in
Section 9.4(b).

          "Custodial Account" shall have the meaning provided  in
Section 4.28.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Default  Rate"  shall  have the  meaning  provided  in
Section 2.5(c).

          "Dividends" shall have the meaning provided in  Section
6.7.

          "Domestic Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex 1, or such other office designated by such Bank from time to time by written notice to the Administrative Agent and the Borrower.

          "Eligible Asset Sale" shall mean any Asset Sale, the Net Cash Proceeds of which shall not exceed 5% of Consolidated Net Tangible Assets at the time of such sale in the case of any individual Asset Sale or 10% of Consolidated Net Tangible Assets in the aggregate for all such Asset Sales.

          "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environ mental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

          "Environmental  Approvals"  shall  mean   any   permit,
license, approval, ruling, variance, exemption or other authoriza tion required under applicable Environmental Laws.

          "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential lia bility for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environ mental Law.

          "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Equity Issuance" shall mean any issuance or sale by the Parent or any of its Subsidiaries of any shares of capital stock or other equity securities of such Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, other than (a) sales or issuances to the Parent or any of its wholly owned Subsidiaries and (b) sales or issuances of common stock or options to management or employees of the Parent or any of its Subsidiaries under any employee stock option or stock purchase plan or plan established pursuant to Section 401(k) of the Code in existence from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated in connection therewith. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorpo rated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

          "ERISA Person" shall have the meaning set forth in Sec tion 3(9) of ERISA for the term "person."

          "ERISA Plan" means any Plan that (i) is a Multiemployer
Plan or (ii) has Unfunded Benefit Liabilities in excess of $500,000.

          "Eurodollar Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex 1, or such other office designated by such Bank from time to time by written notice to the Administrative Agent and the Borrower.

          "Eurodollar Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Interest Period for each Eurodollar Loan, an interest rate per annum equal to the rate determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any services selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to the relevant Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m.
(London time) two Business Days before the first day of such Interest Period for such Interest Period.

          "Event  of Default" shall have the meaning provided  in
Section 7.

          "Excess  Cash  Flow" shall mean, with  respect  to  any
fiscal period of the Borrower, an amount equal to (i) Consolidated Net Income for such fiscal period, plus (ii) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income for such fiscal period, plus
(iii) Consolidated Interest Expense (other than Consolidated Cash Interest Expense) during such fiscal period plus amortization of deferred Indebtedness issuance costs and expenses for such period, plus (or minus) (iv) any increase (or decrease) in deferred taxes during such fiscal period, plus (or minus) (v) decreases (or increases) in Consolidated Working Capital from the last day of the preceding fiscal period to the last day of such fiscal period (excluding, however, decreases in Consolidated Work ing Capital to the extent such decreases are attributable to Asset Sales), minus (vi) the aggregate amount paid or payable in cash by the Borrower and its Subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to Section 6.1(d) (except to the extent financed with Capital Leases, the proceeds of purchase money Indebtedness, insurance proceeds, Retained Equity Proceeds, Retained Offering Proceeds or the Borrower's Share of Excess Cash Flow and except to the extent already deducted in the calculation of Excess Cash Flow for any prior period), minus (vii) all scheduled principal repayments and voluntary prepayments of the Loans (as defined in the Existing Credit Agreement) made during such fiscal period, but only to the extent accompanied by a permanent reduction in the Expansion Loan Commitment (as defined in the Existing Credit Agreement) or Revolving Loan Commitment (as defined in the Existing Credit Agreement), as the case may be, minus (vii) all regularly sched uled principal payments made during such fiscal period in respect of other Indebtedness to the extent such Indebtedness and payments are permitted to be incurred and made hereunder minus
(viii) the aggregate amount actually paid in cash by the Parent and its Subsidiaries for Permitted Acquisitions (except to the extent financed with the proceeds of any Indebtedness, including the Loans, or any Equity Issuance) minus (x) all payments made in respect of the outstanding principal of the Bealls Subordinated Notes to the extent permitted pursuant to Section 6.10(a)(iii).

          "Excess Cash Flow Certificate" shall mean a certificate of the Principal Financial Officer of the Borrower in the form of Exhibit K hereto and delivered pursuant to Section 5.1(h) hereof.

          "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of June 17, 1997, by and among Specialty Retailers, Inc., Stage Stores, Inc., the various lending institutions party thereto and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Swingline Bank, and L/C Bank, as amended and restated by the Amendment Agreement, dated as of June 26, 1997, by and among the parties thereto, the Second Amendment Agreement, dated as of October 1, 1997, by and among the parties thereto, the Third Amendment Agreement, dated as of October 7, 1998, by and among the parties thereto, the Fourth Amendment Agreement, dated as of January 27, 1999, by and among the parties thereto, the Fifth Amendment Agreement, dated as of February 3, 2000, by and among the parties thereto, and the Sixth Amendment Agreement, dated as of February 18, 2000, by and among the parties thereto and as amended, modified or otherwise supplemented from time to time.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" shall mean the Board of Gover nors of the Federal Reserve System as constituted from time to time.

          "Fees" shall mean all fees and other amounts payable pursuant to the Loan Documents including, without limitation, the fees payable pursuant to Section 2.14.

          "Final Maturity Date" shall mean June 14, 2002.

          "GAAP"  shall mean United States generally accepted  ac
counting  principles  as  in  effect  on  the  date  hereof   and
consistent with those utilized in the preparation of the finan cial statements referred to in Section 4.5.

          "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent and the Banks to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under
Section 362(a) of the Bankruptcy Code or any similar provision, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance with all the terms, conditions and agreements contained in the Loan Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of each Guarantor owing under the Parent Guaranty or the Subsidiary Guaranty.

          "Guarantor" shall mean the Parent and each Material Subsidiary of the Borrower or the Parent specified on Schedule I hereto and any Material Subsidiary of the Borrower or the Parent which shall have executed and delivered a Subsidiary Guaranty pursuant to Section 5.9(c) hereof, other than the Receivables Subsidiary.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capital Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder,
(v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, (vii) all net payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements and
(viii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender thereunder upon a default are limited to repossession or sale of such property) .

          "Intercompany Note" shall mean a promissory note issued by the Parent to the Borrower substantially in the form of Exhibit M hereto evidencing the loans, if any, made by the Borrower to the Parent pursuant to Section 6.8 (b)(ii) hereof.

          "Interest Period" shall mean with respect to any Eurodollar Loan:

           (i) initially, the period commencing on the borrowing or the conversion date, as the case may be, with respect to such Eurodollar Loan and ending on the numerically corresponding calendar day in the calendar month that is one month thereafter, as selected by the Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Contin uation, as the case may be, given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (B) no Interest Period shall extend beyond any date upon which a scheduled reduction of the Revolving Loan Commitments will be required pursuant to Section 2.9 if the aggregate principal amount of Revolving Loans having Interest Periods extending beyond such date will exceed the aggregate principal amount of the Revolving Loan Commitments after giving effect to such scheduled reduction;

          (C) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final
     Maturity Date; and

          (D) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Inventory" shall mean all of the Borrower's and its Subsidiaries' inventory, including, without limitation (a) all goods, wares and merchandise held for sale or lease or leased or furnished or to be furnished under contracts of service; and (b) all goods returned to, reclaimed by or repossessed by the Borrower.

          "Investment" shall have the meaning provided in Section
6.8.

          "Lending Office" shall mean, with respect to any Bank, a collective reference to such Bank's Eurodollar Lending Office and Domestic Lending Office.

          "Leverage Ratio" shall mean on any day the ratio on such day of (i) Consolidated Total Debt on such day to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Parent (taken as one accounting period) most recently ended.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (stat utory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agree ment, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

          "Loans" shall mean the Revolving Loans.

          "Loan Documents" shall mean this Agreement, the Revolving Notes, the Subsidiary Guaranty, the Warrant Agreement and the Security Documents and any other documents or instruments executed or delivered in connection therewith, together with all amendments, restatements and modifications thereto or thereof.

          "Loan Party" shall mean and include the Borrower, the Parent and each Guarantor.

          "Margin Percentage" shall mean at any time that percentage (a) to be added to the Base Rate or the Eurodollar Rate, as appropriate, pursuant to Section 2.5, for purposes of determining the per annum rate of interest applicable from time to time to Base Rate Loans or Eurodollar Loans and (b) to be used in computing the Commitment Fee pursuant to Section 2.14, which in each case on any date shall be the applicable percentage set forth under the appropriate column below opposite the category in which the Adjusted Leverage Ratio, determined (subject to the last sentence hereof) as of the end of the most recent fiscal quarter for which financial statements and Compliance Certificates are required to have been delivered under Section 5.1(a), (b) and (h) (whether or not such financial statements and Compliance Certificates for any subsequent quarter shall in fact have been delivered):


                    Adjusted         Eurodollar     Base Rate
                    Leverage           Margin         Margin
                      Ratio

Category 1        <= 2.0 to 1.0          1.00%         0.00%

Category 2        <= 3.0 to 1.0          1.50%         0.50%
                and > 2.0 to 1.0

Category 3        <= 3.50 to 1.0         1.75%         0.75%
                and > 3.0 to 1.0

Category 4        <= 4.0 to 1.0          2.00%         1.00%
                and > 3.50 to 1.0

Category 5         <= 4.5 to 1           2.25%         1.25%
                 and > 4.0 to 1

Category 6         <= 5.0 to 1           3.0%           2.0%
                 and > 4.5 to 1

Category 7          >5.0 to 1           3.25%         2.25%


provided that, notwithstanding the foregoing, (i) from the Closing Date until a Compliance Certificate for the most recently ended fiscal quarter has been received, the Margin Percentage shall be determined by reference to Category 7 and (ii) at any time during which the Borrower has failed to deliver the financial statements and Compliance Certificates described in
Section 5.1(a), (b) and (h) with respect to a fiscal quarter or fiscal year in accordance with the provisions thereof, or at any time during which an Event of Default shall have occurred and shall be continuing, the Margin Percentage shall be determined by reference to Category 7. Each change in the Margin Percentage shall be applicable with respect to the Commitment Fees and out standing Revolving Loans on the Business Day after the date on which the Administrative Agent shall have received the financial statements and Compliance Certificates required to be delivered pursuant to Section 5.1(a), (b) and (h) provided, however, that on the effective date of any Permitted Acquisition, the Borrower shall be required to deliver an additional Compliance Certificate (together with pro forma financial statements) which calculates the Adjusted Leverage Ratio as of such date after giving effect to such Permitted Acquisition and any other Permitted Acquisition occurring during such period and any change in the Margin Percent age shall become effective on the Business Day after the date of delivery of such additional Compliance Certificate.

          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve
Board.

          "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, properties, assets or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or (ii) the ability of any Loan Party to perform, or of the Administrative Agent, the Collateral Agent or any of the Banks to enforce, any of the Obligations.

          "Materials  of  Environmental Concern" shall  mean  and
include   chemicals,  pollutants,  contaminants,  wastes,   toxic
substances, petroleum and petroleum products.

          "Material Subsidiary" means, as of any date, any Subsidiary of the Parent (other than the Borrower), either alone or together with its Subsidiaries, that has assets with a fair market value of $250,000 or more as of the last day of the most recently ended fiscal quarter of the Parent or annual revenues (or annualized revenues in the case of any Person that has not been a Subsidiary of the Parent for a full year) of $1,000,000 or more as of the most recently ended fiscal quarter of the Parent.

          "Maximum  Amount" shall have the meaning set  forth  in
Section 6.1(d).

          "Moody's" shall mean Moody's Investors Service, Inc. or any of its successors.

          "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash payments (including cash payments received by way of insurance proceeds, deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received therefrom, net of (i) bona fide direct costs of sale (including payment of (x) the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans) secured by or required to be repaid under the terms thereof as a result of such Asset Sale and (y) reasonable fees associated with such Asset Sale paid to Persons that are not Affiliates of the Parent and (ii) income taxes paid or reasonably estimated to be payable in the year such Asset Sale occurs or in the following year as a result thereof) and (b) with respect to any incurrence or disposition of Indebtedness or any Equity Issuance, the cash proceeds received therefrom net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

          "Notes" shall mean and include each Revolving Note.

          "Notice of Borrowing" shall mean a notice of borrowing in the form of Exhibit A hereto.

          "Notice   of  Conversion"  shall  mean  a   notice   of
conversion in the form of Exhibit C-1 hereto.

          "Notice  of  Continuation"  shall  mean  a  notice   of
continuation in the form of Exhibit C-2 hereto.

          "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and the Guar antors from time to time owing to the Administrative Agent, the Collateral Agent or any Bank, under or in connection with this Agreement or any other Loan Document.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Parent Guaranty" shall mean the guaranty of the Parent pursuant to Section 10.

          "Participant"  shall  have  the  meaning  provided   in
Section 9.4(b).

          "Payment Date" shall mean the last Business Day of each March, June, September and December of each year.

          "PBGC" shall mean the Pension Benefit Guaranty Corpora tion established under ERISA, or any successor thereto.


          "Permitted Acquired Indebtedness" shall mean Indebtedness of any Subsidiary of the Parent or the Borrower acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as
(x) the Parent or the Borrower and its other respective Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Indebtedness other than the assumption of any such Indebtedness in connection with a merger of such Subsidiary with, or the acquisition of all or substantially all of the assets of such Person by, the Borrower or any Subsidiary of the Parent or the Borrower and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition).

          "Permitted Acquisition" shall mean the acquisition by the Parent or the Borrower of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of the Parent or the Borrower, as the case may be, or of 100% (or such lesser amount as shall be necessary to immediately consummate a statutory "short-form" merger under the laws of the relevant jurisdiction and which merger is thereafter immediately consummated) of the capital stock of any such Person, which Person shall, as a result of such acquisition, become a Subsidiary; provided that an acquisition shall only be a Permitted Acquisition if the following terms and conditions shall be satisfied:

               (a) (i) the consideration paid by the Parent or the Borrower, as the case may be, consists of cash or common stock, the issuance of Indebtedness otherwise permitted in
     Section 6.2 and the assumption/acquisition of any Permitted Acquired Indebtedness (calculated at face value) relating to such business, division or product line of any Person which is permitted to remain outstanding in accordance with the requirements of Section 6.2;

                    (ii) the assets acquired, or the business of the Person whose stock is acquired shall (A) be in the same line of business or reasonably incidental thereto as the business of the Parent or the Borrower, as the case may be, and (B) be merged with or into the Borrower or any Subsidiary of the Borrower or the Parent or become a direct Subsidiary of the Borrower or any Subsidiary of the Borrower or the Parent;

                    (iii) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person unless such Person owns 100% of the capital stock of such other Person or such Investment is otherwise permitted by Section 6.8(h);

                    (iv)  no Default or Event of Default shall be
     in existence at the time of the consummation of the proposed
     Permitted Acquisition or immediately after giving effect thereto;

                    (v)   the Parent or the Borrower, as the case
     may be, shall have given the Administrative Agent at least 13 Business Days' prior written notice of any Permitted Acquisition for which the consideration to be paid is in excess of $25,000,000 or at least 8 Business Days' prior written notice of any Permitted Acquisition for which the consideration to be paid is equal to or less than $25,000,000 (such notices to include the compliance calculations referred to in clauses (vi) and (vii) below and a brief business description of the Permitted Acquisition and copies of which notices the Administrative Agent shall promptly furnish to the Banks);

                    (vi)  calculations are made by the Parent  or
     the Borrower, as the case may be, of compliance with the covenants contained in Section 6.1 on a Pro Forma Basis for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Closing Date, calculated as if the covenants contained in said Section 6.1 had been applicable from the first day of the Calculation Period); provided that for the purposes of this clause (vi) and clause (vii) below the Adjusted Leverage Ratio demonstrated by such recalculations must be equal to or less than 4.0:1 from the Closing Date until the third anniversary of the Closing Date and must be equal to or less than 3.75:1 at any time thereafter;

                    (vii) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Section 6.1 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Section 6.1 as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition;

                    (viii) the Administrative Agent shall have been satisfied in its reasonable discretion that the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA, environmental or other contingent liabilities with respect to the Parent, the Borrower or any of their respective Subsidiaries;

                    (ix) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted
     Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                    (x) the Parent or the Borrower, as the case may be, provides to the Administrative Agent as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;

                    (xi) the Parent or the Borrower, as the case may be, shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, com pliance with the requirements of preceding clauses (iv) through (vii), inclusive, (ix), and containing the calcu lations required by the preceding clauses (vi) and (vii); and

                    (xii)   if  the  total  cash  purchase  price
     (including Indebtedness assumed) of any acquisition  exceeds
     $50,000,000, the Administrative Agent and the Required Banks shall have given their prior written consent thereto.

               (b) The Borrower shall cause each Material Subsidiary which it or the Parent forms to effect, or it or the Parent acquires pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Section 5.9, to the satisfaction of the Adminis trative Agent.

               (c) The consummation of each Permitted Acqui sition shall be deemed to be a representation and warranty by the Parent and the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) required by clause
(a) above are true and correct and that all conditions thereto have been satisfied and that such Permitted Acquisition is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 3 and 7.

          "Permitted Senior Debt" shall mean unsecured Indebtedness of the Borrower if (i) such Indebtedness has no amortization or required sinking fund payments and a final maturi ty no earlier than, and provisions no more onerous or restrictive on the Borrower and no less favorable to the Banks in any respect deemed material by the Required Banks than, those terms and provisions of the Senior Notes, (ii) the interest rate payable in respect of such Indebtedness shall be a market interest rate as of the time of the incurrence thereof and shall not, in case of Indebtedness bearing interest at a floating rate, exceed the rate of interest payable on the Loans, (iii) each of the covenants, events of default and other provisions thereof shall be customary for issuances of similar indebtedness by companies in a similar financial condition to the Borrower in accordance with prevailing market conditions in effect at the time of the issuance thereof and in any event shall be no more onerous or restrictive on the Borrower than those contained in the Senior Notes and (iv) the Net Cash Proceeds thereof shall have been applied to the prepayment of the Loans to the extent provided in the Existing Credit Agreement or Section 2.11(a)(ii).

          "Permitted Subordinated Debt" shall mean unsecured subordinated Indebtedness of the Borrower if (i) such Indebtedness has no amortization or required sinking fund payments and a final maturity no earlier than, and subordination provisions no more onerous or restrictive on the Borrower and no less favorable to the Banks in any respect deemed material by the Required Banks than, those terms and provisions of the Senior Subordinated Notes, (ii) the interest rate payable in respect of such Indebtedness shall be a market interest rate as of the time of the incurrence thereof and shall not, in case of Indebtedness bearing interest at a floating rate, exceed the rate of interest payable on the Revolving Loans, (iii) each of the covenants, events of default and other provisions thereof shall be customary for issuances of similar indebtedness by companies in a similar financial condition to the Borrower in accordance with prevailing market conditions in effect at the time of the issuance thereof and in any event shall be no more onerous or restrictive on the Borrower than those contained in the Senior Subordinated Notes and (iv) the Net Cash Proceeds thereof shall have been applied to the prepayment of the Loans to the extent provided in the Existing Credit Agreement or Section 2.11(a)(ii).

          "Person" shall mean and include any individual, partner ship, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" means any employee benefit plan covered by Title
IV of ERISA, the funding requirements of which:

               (a) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

               (b) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

               (c) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its Prime Rate in effect at its principal office in New York City. The Prime Rate is a reference rate and is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective without notice to the Borrower or the Guarantors.

          "Principal Financial Officer" shall mean, with respect to any Person, such Person's Chief Financial Officer, Treasurer or Assistant Treasurer.

          "Pro Forma Basis" shall mean, in connection with any calculation of the Adjusted Leverage Ratio, Consolidated Adjusted EBITDA or compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (i) the incurrence of any Indebtedness to finance Permitted Acquisitions after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period; (ii) the permanent repayment of any Indebtedness after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period; and (iii) the Permitted Acquisitions, if any, then being consummated as well as any other Permitted Acquisitions consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisitions then being effected, with the following rules to apply in connection therewith:

               (a) all such Indebtedness (x) incurred or issued after the first day of the relevant Calculation Period shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to clause (vii) of the definition of Permitted Acquisition) and (y) permanently retired or redeemed after the first day of the relevant Calcula tion Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to clause (vii) of the definition of Permitted Acquisition);

               (b) all such Indebtedness assumed to be outstanding pursuant to the preceding clause (i) shall be deemed to have borne interest or dividends at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest or dividends expense with respect to any Indebtedness actually outstanding during the respective period shall be calculated using the actual rates applicable thereto during such period); provided that for purpos es of the calculations pursuant to clause (vii) of the definition of Permitted Acquisition, all Indebtedness (whether actually out standing or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

               (c) in making any determination of Consolidated Adjusted EBITDA, (i) in the case of the acquisition of 100% of the stock of a Person, pro forma effect shall be given to any Permitted Acquisition for the periods described above, taking into account, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended and as in effect on the Closing Date, as if such cost savings or expenses were realized on the first day of the relevant Calculation Period and (ii) in the case of an asset purchase, pro forma effect shall be given to any Permitted Acquisition for the period described above, taking into account, cost savings and expenses reasonably estimated to be realized based upon the good faith estimates of management, as if such cost savings and expenses were realized on the first day of the relevant Calculation Period.

          "Pro Rata Share" as to any Bank shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's Revolving Loan Commitment and the denominator of which shall be the Total Revolving Loan Commit ment.

          "Purchasing  Banks" shall have the meaning provided  in
Section 9.4(c).

          "Receivables" means accounts, general intangibles or other rights to payment from obligors arising from extensions of credit to obligors, together with any finance charges or other fees or charges related thereto, and any related assets which are transferred under the Receivables Program Documents.

          "Receivables Program" shall mean the receivables securitization program conducted by the Borrower, the Receivables Subsidiary and any other special purpose receivables Subsidiary that may be formed or become a Subsidiary in the future pursuant to the Receivables Program Documents as in effect from time to time in accordance with the terms hereof.

          "Receivables Program Documents" shall mean the documents listed on Schedule II hereto, and all other documentation, agreements and instruments entered into in connection therewith or pursuant to any other receivables financing program created in the future (including, without limitation, any such program of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition), as the same may hereafter be amended, modified, supplemented or refinanced from time to time in accordance with the provisions hereof and thereof.

          "Receivables Subsidiary" shall mean the collective reference to (i) SRI Receivables Purchase Company, Inc., a Dela ware corporation, (ii) any other Subsidiary established by the Parent or the Borrower in connection with the Receivables Program and whose sole business is to implement and carry out such Receivables Program and (iii) any Subsidiary of the Borrower that is a bank formed for the sole purpose, and whose sole business is, financing any credit card program implemented by the Borrower.

          "Reference Banks" shall mean Credit Suisse First Boston and Union Bank of California.

          "Regulation  D" shall mean Regulation D of the  Federal
Reserve Board as from time to time in effect and any successor to all or any portion thereof.

          "Regulation  T" shall mean Regulation T of the  Federal
Reserve Board as from time to time in effect and any successor to all or a portion thereof.

          "Regulation  U" shall mean Regulation U of the  Federal
Reserve Board from time to time in effect and any successor to all or a portion thereof.

          "Regulation  X" shall mean Regulation X of the  Federal
Reserve Board as from time to time in effect and any successor to all or a portion thereof.

          "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as conducted on the date hereof.

          "Reinvestment Election" shall have the meaning provided in Section 2.11(a)(i).

          "Reinvestment Notice" shall mean a written notice signed by an authorized officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Eligible Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

          "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

          "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Antici pated Reinvestment Amount.

          "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dis charge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, groundwater or property.

          "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068 or 4063(a) of ERISA.

          "Required Banks" shall mean Banks holding more than 50% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 50% of the Total Revolving Loan Commit ment.

          "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend by the Parent or any of its Subsidiaries or (ii) the making of any payment by the Borrower or any of its Subsidiaries to the Parent, including, without limitation, any payments under the Tax Sharing Agreement.

          "Retained Equity Proceeds" shall mean at any time the cumulative amount of Net Cash Proceeds received by the Borrower from Equity Issuances to the extent such Net Cash Proceeds are not required to be applied to the prepayment of the Revolving Loans pursuant to the Existing Credit Agreement or Section 2.11(a)(v) minus the amount thereof previously applied to make additional Capital Expenditures pursuant to Section 6.1(d). Notwithstanding the foregoing, only 75% of the first $50,000,000 of Net Cash Proceeds received from New Equity Issuances during the period from September 30, 1998 and thereafter, shall be included in Retained Equity Proceeds.

          "Retained Offering Proceeds" shall mean at any time the cumulative amount of (i) 30% of the Net Cash Proceeds received by the Borrower from the issuance of Permitted Senior Debt and (ii) 40% of the Net Cash Proceeds received by the Borrower from the issuance of Permitted Subordinated Debt, in each case, to the extent such Net Cash Proceeds are not required to be applied to the prepayment of the Revolving Loans pursuant to the Existing Credit Agreement or Section 2.11(a)(ii) minus the amount thereof previously applied to make additional Capital Expenditures pursuant to Section 6.1(d).

          "Revolving Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Annex 1 hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.9 or 9.4(c).

          "Revolving  Loans" shall have the meaning  provided  in
Section 2.1(a).

          "Revolving  Note"  shall have the meaning  provided  in
Section 2.4(b).

          "Secured   Creditors"  shall  mean  the  Administrative
Agent, the Collateral Agent and the Banks.

          "Secured Obligations" shall mean all Obligations owed by the Loan Parties to the Administrative Agent, the Collateral
Agent and the Banks.

          "Security Agreement" shall have the meaning provided in
Section 3.1(a)(iii) hereof.

          "Security   Documents"  shall  mean  and  include   the
Security Agreement and any agreements, documents or instruments executed in connection therewith.

          "Senior Notes" shall mean the 81/2% Notes due 2005 issued by the Borrower pursuant to the Senior Note Indenture.

          "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and the Purchase Agreement, dated June 11, 1997, among the Parent, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc, and Donaldson, Lufkin & Jenrette Securities Corporation.

          "Senior Note Indenture" shall mean the Indenture dated as of June 17, 1997 between the Borrower and the Senior Note
Trustee pursuant to which the Borrower issued the Senior Notes.

          "Senior Note Trustee" shall mean State Street Bank  and
Trust  Company, in its capacity as trustee under the Senior  Note
Indenture.

          "Senior Subordinated Notes" shall mean the 9% Notes due
2007  issued  by the Borrower pursuant to the Senior Subordinated
Note Indenture.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Purchase Agreement, dated June 11, 1997, among the Parent, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc, and Donaldson, Lufkin & Jenrette Securities Corporation.

          "Senior  Subordinated Note Indenture"  shall  mean  the
Indenture dated as of June 17, 1997 between the Borrower and the Senior Subordinated Note Trustee pursuant to which the Borrower issued the Senior Subordinated Notes.

          "Senior  Subordinated Note Trustee"  shall  mean  State
Street Bank and Trust Company in its capacity as trustee under the Senior Subordinated Note Indenture.

          "Standard & Poor's" shall mean Standard & Poor's Rating
Services, a division of the McGraw-Hill Companies, Inc. or any of its successors.

          "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irre spective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

          "Subsidiary Guaranty" shall have the meaning provided in Section 3.1(a)(iv).

          "Successor Corporate Concentration Account" shall have the meaning provided in Section 5.13.

          "Tax Sharing Agreement" shall mean a tax sharing agreement among the Parent, the Borrower and its Subsidiaries, in form and substance satisfactory to the Required Banks.

          "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an underfunded ERISA Plan (determined on a Plan termination basis) or the treatment of an amendment to an underfunded ERISA Plan (determined on a Plan termination basis) as a termination under ERISA, or (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

          "Total  Revolving  Loan  Commitment"  shall  have   the
meaning set forth in Section 2.1(a).

          "Transactions" shall mean each of the transactions con templated by the Loan Documents.

          "Transferee" shall have the meaning provided in Section
9.4(d).

          "Transfer Supplement" shall have the meaning provided in Section 9.4(c).

          "Type" shall mean any type of Loan determined with re spect to the interest option applicable thereto, i.e., a Base
Rate Loan or a Eurodollar Loan.

          "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the actuarial present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions utilized by such Plan for minimum funding purposes under ERISA).

          "Warrant Agreement" shall have the meaning provided  in
Section 3.1(a)(v) hereof.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.


SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES.

          Section 2.1 Revolving Loans. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Final Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower, which Revolving Loans shall not exceed in the aggregate principal amount at any time outstanding the Revolving Loan Commitment of such Bank at such time; provided that no Revolving Loan shall be made if, after giving effect thereto and the use of the proceeds thereof, the sum of the outstanding principal amount of Revolving Loans would exceed the sum of the Revolving Loan Commitments of all the Banks (the "Total Revolving Loan Commit ment"). The Total Revolving Loan Commitment on the Closing Date shall be $35,000,000. The Revolving Loans of each Bank shall be maintained at the option of the Borrower as Base Rate Loans and/or Eurodollar Loans, in accordance with the provisions here of.

               (b) Revolving Loans may be voluntarily prepaid pursuant to Section 2.10, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Bank's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Final Maturity Date, without further action on the part of the Banks or the Administrative Agent.

               (c) Each Borrowing of Revolving Loans shall be in the aggregate minimum amount of $2,000,000 (or in the aggregate minimum amount of $1,000,000 if the Borrowing of $2,000,000 is prohibited by the terms of the Senior Note Documents or the Senior Subordinated Note Documents) or any integral multiple of $100,000 in excess thereof.

          Section 2.2 Notice of Borrowing. (a) Whenever the Borrower desires to borrow Revolving Loans, the Borrower shall give the Administrative Agent at the Administrative Agent's Office prior to 11:00 a.m., (New York City time), at least one Business Day's prior telecopy or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telecopy or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made here under. Each such notice (a "Notice of Borrowing") shall be irrevocable, shall be in the form of Exhibit A hereto, and in any event shall specify (i) the aggregate principal amount of the requested Revolving Loans, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether such Revolving Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto, provided that no Notice of Borrowing with respect to a Eurodollar Loan shall be delivered during any period when a Default or Event of Default shall have occurred and be continuing.

               (b) Promptly after receipt of a Notice of Borrow ing, the Administrative Agent shall provide each Bank with the details of the Notice of Borrowing and inform each Bank as to its Pro Rata Share of the Loans requested thereunder.

          Section 2.3 Disbursement of Funds. (a) No later than 12:00 p.m. (New York City time), on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Revolving Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Administrative Agent's Office. Promptly after the Administrative Agent's receipt of the proceeds of such Revolving Loans, the Administrative Agent will make available to the Borrower by depos iting in the Borrower's account designated in writing to the Administrative Agent the aggregate of the amounts so made available in the type of funds actually received.

               (b)   Unless  the Administrative Agent shall  have
been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made avail able to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall imme diately repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corre sponding amount is recovered by the Administrative Agent, at a rate per annum equal to (a) in the case of the Borrower, the then applicable rate of interest, calculated in accordance with
Section 2.5, for the respective Revolving Loans, and (b) in the case of any Bank, the Federal Funds Effective Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Administrative Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Administrative Agent as a result of such Bank's failure to fund its Revolving Loans hereunder.

          Section 2.4  Evidence of Indebtedness; Revolving Notes.
(a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank and resulting from each Revolving Loan from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Revolving Loan made hereunder, the Type of each Revolving Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's Pro Rata Share thereof. The entries made in the accounts maintained pursuant to this Section 2.4(a) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Revolving Loans in accordance with their terms.

               (b) Notwithstanding the foregoing, if requested by any Bank, the Borrower's obligation to pay the principal of, and interest on, such Bank's Revolving Loans shall be evidenced by a promissory note (a "Revolving Note") duly executed and delivered by the Borrower substantially in the form of Exhibit B hereto in a principal amount equal to such Bank's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith. Each Revolving Note issued to a Bank shall (x) be payable to such Bank, (y) be dated the Closing Date and (z) mature on the Final Maturity Date.

               (c)   Each  Bank  is  hereby  authorized,  at  its
option, either (i) to endorse on the schedule attached to its Revolving Note (or on a continuation of such schedule attached to such Revolving Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Revolving Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall con stitute prima facie evidence of the accuracy of the information contained therein. Failure to make any such endorsements or recordations or any error in any such endorsements or notations shall not affect the Borrower's obligations in respect of any Revolving Loan hereunder.

          Section 2.5 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Base Rate Loan until such Base Rate Loan shall be paid in full at a rate per annum which shall be equal to the sum of the applicable Margin Percentage plus the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes.

               (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Eurodollar Loan until such Eurodollar Loan shall be paid in full at a rate per annum which shall be equal to the sum of the applicable Margin Percentage plus the relevant Eurodollar Rate.

               (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the out standing principal amount of all Revolving Loans and overdue interest in respect of all Revolving Loans and interest thereon, shall bear interest at a rate per annum (the "Default Rate") equal to the greater of (i) the sum of (x) two percent (2%) and
(y) the Base Rate and the highest Base Rate Margin Percentage applicable and (ii) the rate which is two percent (2%) in excess of the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

               (d) Interest on each Revolving Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Revolving Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan, and (iii) in the case of all Revolving Loans, on any prepayment or conversion (on the amount prepaid or converted); provided that if such Revolving Loans are Base Rate Loans, interest accrued on such Loans shall be paid quarterly in arrears on each Payment Date, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

               (e)    The   Administrative  Agent   shall,   upon
determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

               (f) The Reference Banks shall provide to the Administrative Agent the information to be provided by them under the definition of "Eurodollar Rate" in accordance with the terms hereof.

          Section 2.6 Interest Periods. (a) The Borrower shall, in each Notice of Borrowing, Notice of Conversion or Notice of Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the Interest Period applicable to such Eurodollar Loan.

               (b) If upon the expiration of any Interest Period for any Eurodollar Loan, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          Section 2.7 Minimum Amount of Eurodollar Loans. All borrowings, conversions, continuations, payments, prepayments and selections of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $2,000,000 (or in the aggregate minimum amount of $1,000,000 if the Borrowing of $2,000,000 is prohibited by the terms of the Senior Note Documents or the Senior Subordinated Note Documents) or an integral multiple of $100,000 in excess thereof, and (ii) there shall be no more than 18 Borrowings comprised of Eurodollar Loans outstanding at any time.

          Section 2.8 Conversion or Continuation. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that no Revolving Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

               (b) In order to elect to convert or continue a Revolving Loan under this Section 2.8, the Borrower shall deliver an irrevocable Notice of Continuation or a Notice of Conversion to the Administrative Agent no later than 11:00 a.m., (New York City time), (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conver sion to, or a continuation of, a Eurodollar Loan. Each Notice of Conversion or Notice of Continuation shall be in the forms of Exhibits C-1 and C-2 hereto and in any event shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount of the Revolving Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a contin uation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Notice of Continuation under this Section 2.8(b), the Administrative Agent shall notify each Bank of the details thereof.

          Section 2.9 Voluntary and Mandatory Reductions of Commitments. (a) Upon at least three Business Days' prior irrevo cable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice the
Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of all or part of the Total Revolving Loan Commitment, provided that any such partial reductions shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof (or any lesser amounts if the Total Revolving Loan Commitment shall be reduced in full).

               (b) Simultaneously with any required prepayment of the Revolving Loans in accordance with the provisions of
Section 2.11 or 2.12, each Bank's Total Revolving Loan Commitment shall be permanently reduced by such Bank's Pro Rata Share of the amount of such prepayment.

          Section 2.10 Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Loans in whole or in part from time to time on the following terms and conditions:
(i) the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) not later than 10:00 a.m. (New York City time), which notice shall be irrevocable, of its intent to prepay the Revolving Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepay ment and what Types of Revolving Loans are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, and which notice the Administrative Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof (or, any lesser amounts if all of the Loans shall be prepaid in full), and (iii) any such prepayment shall be accompanied by any additional amount due pursuant to Section 2.16 hereof.

          Section 2.11 Mandatory Prepayments. (a) On and after the date upon which all Obligations (as defined in the Existing Credit Agreement) then due and payable have been paid in full or the Existing Credit Agreement shall have been refinanced substantially in its entirety, mandatory prepayments shall be made hereunder with respect to the following:

                    (i) Asset Sales. On each Business Day immediately after the date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from an Asset Sale, the Borrower shall prepay the outstanding Revolving Loans in an amount equal to 100% of the amount of such Net Cash Proceeds, in accordance with the provisions of Section 2.12, provided that Net Cash Proceeds from Eligible Asset Sales shall not be required to be used to so repay Revolving Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election with respect to an Eligible Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent on the Business Day after the date of the consummation of the respective Eligible Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Eligible Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice. Notwithstanding the foregoing, the Borrower shall in any event prepay the Revolving Loans to the extent necessary to avoid any requirement to make an "Offer" under and as defined in Section 5.07 of the Senior
     Note Indenture and the Senior Subordinated Note Indenture.

                    (ii) Issuance of Indebtedness. On each date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from the issuance of any debt securities or the incurrence of any other Indebtedness (other than Indebtedness permitted by Section 6.2 (other than clause (g) thereof) as in effect on the Closing Date), the Borrower shall prepay the outstanding Revolving Loans in an amount equal to 50% of such Net Cash Proceeds, if on such date the Borrower's senior unsecured Indebtedness is rated less than BBB by Standard & Poor's or Baa2 by Moody's, in accordance with the provisions of Section 2.12. No prepayments under this Section shall be required if the preceding sentence is not applicable at the time such prepayment would be otherwise required hereby.

                    (iii) Excess Cash Flow. On the date occurring 90 days after the close of each fiscal year of the Borrower (or, if earlier, the seventh day following delivery of the financial statements referred to in Section 5.1(b) in respect of such fiscal year) commencing with the fiscal year ending January 30, 2000, the Borrower shall prepay the out standing Revolving Loans in an amount equal to (i) if the Adjusted Leverage Ratio as of the last day of such fiscal year is greater than 3.5:1.0, 75% of the Excess Cash Flow for such preceding fiscal year and (ii) if the Adjusted Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.5:1.0 and greater than 2.5:1.0, 50% of the Excess Cash Flow for such preceding fiscal year, each in accordance with the provisions of Section 2.12. No prepayments under this Section shall be required if neither clause (i) or (ii) hereof is applicable at the time such prepayment would be otherwise required hereby.

                    (iv) Reinvestment Prepayment Date. On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Revolving Loans in accordance with the provisions of Section 2.12.

                    (v) Equity Issuances. On each date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from any Equity Issuance (other than an Equity Issuance substantially contemporaneous with any Permitted Acquisition to the extent that the Net Cash Proceeds thereof are used to finance such Permitted Acquisition), if the Adjusted Leverage Ratio as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.1(a) or (b) is greater than 3.5:1.0, the Borrower shall prepay the outstanding Revolving Loans in an amount equal to 50% of such Net Cash Proceeds, in accordance with the provi sions of Section 2.12. Notwithstanding the foregoing, no prepayment of Revolving Loans under this Section 2.11(a)(v) shall be required for the first $50,000,000 of Net Cash Proceeds received by the Parent or any of its Subsidiaries from Equity Issuances other than Equity Issuances in connection with the exercise of outstanding options, warrants, purchase rights or conversion rights ("New Equity Issuances"). The amount of Net Cash Proceeds received from New Equity Issuances in excess of $50,000,000 shall be applied in accordance with the first sentence of this
     Section 2.11(a)(v).

                    (vi) Store Closings. On the tenth Business Day after the end of the fiscal month after the termination of business at a store (other than the stores listed on
     Schedule 1 to the Sixth Amendment Agreement, dated as of February 18, 2000), the Borrower shall prepay the outstanding Revolving Loans in an amount equal to 100% of the amount of the Net Cash Proceeds in respect of such store.

          Notwithstanding anything to the contrary contained in this Section 2.11, no Net Cash Proceeds shall be payable under this Agreement until all prepayments required to be prepaid under the Existing Credit Agreement are made thereunder, or the Existing Credit Agreement has been substantially refinanced or the Loans (as defined in the Existing Credit Agreement) have been paid in full.

               (b) Voluntary and Mandatory Commitment Reductions. On each day on which the Total Revolving Loan Commitment is reduced pursuant to Section 2.9, the Borrower shall prepay the Revolving Loans, to the extent, if any, that the outstanding principal amount of the Revolving Loans at such time exceeds such reduced Total Revolving Loan Commitment.

          Section 2.12 Application of Prepayments. All pre payments of the Revolving Loans required by Section 2.11 shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

          Section 2.13 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Revolving Notes shall be made to the Administrative Agent for the account of the Banks entitled thereto not later than 12:00 p.m. (New York City time), on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Administrative Agent's Office, and any funds received by the Administrative Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Administrative Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

               (b) Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest and Fees shall be payable at the applicable rate during such extension.

               (c) All payments made by the Borrower hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

          Section 2.14 Fees. (a) The Borrower agrees to pay to the Administrative Agent for its own account and for distribution to the Banks as separately agreed between each Bank and the Administrative Agent the fees and expenses in the amounts and on the dates specified in the Commitment Letter.

               (b) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee"), computed at a per annum rate equal to 0.50% on the average daily unused portion of such Bank's Revolving Loan Commitment, from and including the Closing Date to the Final Maturity Date, payable quarterly in arrears on each Payment Date and on the Final Maturity Date or such earlier date, if any, on which the Total Revolving Loan Commitment shall terminate in accordance with the terms hereof.

          Section 2.15 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that the Administrative Agent, in the case of clause (i) below, or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and con clusive and binding upon all parties hereto):

                    (i) on any date for determining the Eurodol lar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                    (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Revolving Loans shall not represent the effective pricing to such Bank for funding or maintaining a Eurodollar Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or govern mental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve re quirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                    (iii) at any time, that the making or continuance by it of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impractica ble as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Administrative Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause
(i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans, which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery of written demand therefor to the Borrower, with a copy to the Administrative Agent, such addition al amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the calculation of the amounts demanded and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

               (b) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause
(a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing, a Notice of Conversion or Notice of Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Administrative Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; provided, however, that all Banks whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

               (c) In the event that the Administrative Agent determines at any time following its giving of notice based on the conditions described in clause (a)(i) above that none of such conditions exist, the Administrative Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request Eurodollar Loans from the Banks and the Banks' obligation to make Eurodollar Loans shall be restored.

               (d) In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Administrative Agent, whereupon the Borrower's right to request Eurodollar Loans from such Bank and such Bank's obligation to make Eurodollar Loans shall be restored.

               (e) If any Bank determines that any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Bank to maintain its Commitment, then upon notice to the Administrative Agent and the Borrower by the Bank, the Commitment of such Bank shall terminate.

          Section 2.16 Funding Losses. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Adminis trative Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans but excluding anticipated profits), that such Bank sustains: (i) if for any reason (other than a default by such
Bank) a Borrowing of, or conversion from or into, or a continu ation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation, (whether or not rescinded, cancelled or with drawn or deemed rescinded, cancelled or withdrawn, pursuant to
Section 2.15(a) or 2.15(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto,
(iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans, or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this Section 2.16 shall be made on the assumption that such Bank has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Euro dollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.16.

          Section 2.17 Increased Capital. If at any time any Bank determines that the introduction after the Closing Date of, or any change after the Closing Date in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the Closing Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, or shall change the basis of taxation of any amounts payable to any Bank under this Agreement or the Revolving Notes in respect of any such Revolving Loans (other than taxes imposed on the overall net income of any Bank for any of such Loans by the jurisdiction where such Bank is located) then the Borrower shall pay to such Bank, within 15 days after its written demand therefor, such additional amounts as
shall   be  required  to  compensate  such  Bank  or  such  other
corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital or change in basis. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this Section 2.17 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.17, will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's Obligations to pay additional amounts pursuant to this
Section 2.17.

          Section 2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Administrative Agent and each Bank, net income and franchise taxes imposed on the Administrative Agent or such Bank by the jurisdiction under the laws of which the Administrative Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Revolving Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Bank, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent or such Bank. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Revolving Notes and all other Obligations.

               (b) Each Bank (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 9.4) that is not incorporated under the laws of the United States of America or a state thereof (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Revolving Notes payable to it, without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding taxes under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," an Internal Revenue Service Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax together with a certificate to the effect that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and is entitled to a complete exemption from U.S. federal withholding taxes. Each Bank which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI and Form W-8 (together with the accompanying certificate), or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Bank is entitled to receive payments under this Agree ment without deduction or withholding of any United States federal income taxes, unless in any such case an event (includ ing, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8, establishing an exemption from United States backup withholding tax.

          Section 2.19 Action of Affected Banks. Upon the written request of the Borrower, each Bank agrees to use reasonable efforts (including reasonable efforts to change the lending office for its Loans) to avoid or minimize any illegality or any amounts which might otherwise be payable by the Borrower pursuant to Sections 2.15 or 2.18; provided, however, that such efforts shall not cause, in the sole determination of such Bank, the imposition on such Bank of any additional costs or legal or regulatory burdens and shall not be deemed by such Bank to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Sections 2.15 or 2.18, then such Bank (the "Affected Bank") shall use its reasonable efforts to transfer to any other Bank (which itself is not then an Affected Bank) its Loans and Commitments, subject to the provisions of Section 9.4; provided, however, that such transfer shall not be deemed by such Affected Bank, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Bank is unable, or otherwise is unwilling, so to transfer its Loans and Commitments, the Borrower may designate an alternate lender (reasonably acceptable to the Administrative Agent) to purchase the Affected Bank's Loans and Commitments, at par and including accrued interest, and, subject to the provisions of Section 9.4, the Affected Bank shall transfer its Commitments to such alternate lender and such alternate lender shall become a Bank hereunder. Any fee payable to the Administrative Agent pursuant to subsection 9.4(c) in connection with such transfer shall be for the account of the Borrower.

          Section  2.20   Use of Proceeds.  The proceeds  of  the
Revolving Loans shall be used for working capital of the Borrower and its Subsidiaries in accordance with customary and typical past historical practice.


SECTION 3.  CONDITIONS PRECEDENT.

          Section 3.1 Conditions Precedent to Initial Loans. The obligation of each Bank to make its initial Loans, is subject to the satisfaction on the Closing Date (unless otherwise waived in writing by the Administrative Agent) of the following condi tions precedent:

               (a)  Loan Documents.

                    (i)   Credit  Agreement.  The  Borrower,  the
     Parent and each other party to this Agreement shall have executed and delivered this Agreement to the Administrative
     Agent.

                    (ii)   Revolving  Notes.  The Borrower  shall
     have executed and delivered to each Bank which has requested
     Revolving Notes the appropriate Revolving Notes in the amount, maturity and as otherwise provided herein.

                    (iii) Security Agreement. Each of the Bor rower, the Parent and the Material Subsidiaries shall have executed and delivered to the Collateral Agent a security agreement substantially in the form set forth as Exhibit D hereto (as amended, modified or supplemented from time to time, the "Security Agreement").

                    (iv) Subsidiary Guaranty. Each of the Parent and the Material Subsidiaries shall have executed and delivered to the Collateral Agent a guaranty substantially in the form set forth as Exhibit E hereto (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty").

                    (v)   Warrant  Agreement.  The  Parent  shall
     have executed and delivered to the Administrative Agent separate warrant agreements for each Bank for further delivery to such Bank substantially in the form set forth as Exhibit F hereto (as amended, modified or supplemented from time to time, the "Warrant Agreement").

               (b)  Opinions of Counsel.

                    (i) The Administrative Agent shall have re ceived a legal opinion, dated the Closing Date, from Cadwalader, Wickersham & Taft, counsel to the Loan Parties, substantially in the form set forth as Exhibit G hereto, and the Borrower hereby instructs such counsel to deliver such opinion.

                    (ii)   The  Administrative Agent  shall  have
     received a legal opinion, dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Administrative Agent.

               (c) Corporate Documents. The Administrative Agent shall have received the Articles or Certificate of Incorporation of each of the Loan Parties as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than five days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than five days prior to the Closing Date.

               (d) Certified Resolutions, etc. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the By-Laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the Articles or Certificate of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

               (e) Officer's Certificate. The Administrative Agent and the Banks shall have received a certificate of an Authorized Officer of the Borrower, dated the Closing Date, certifying that (i) each of the Loan Parties and, to the best of his or her knowledge, the other parties to the Loan Documents, have performed or complied in all material respects with all agreements and conditions contained in such Loan Documents and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, and (ii) subject to the foregoing, neither any Loan Party nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks.

               (f) Insurance. The Administrative Agent shall have received a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Banks.

               (g) Lien Search Reports. The Administrative Agent shall have received satisfactory reports of UCC and tax lien searches conducted by a search firm acceptable to the Administrative Agent and the Banks with respect to the Loan Parties in such locations as the Administrative Agent may request.

               (h) UCC-1 Financing Statements. The Administra tive Agent shall have received copies (or other evidence of fil ing) of each UCC-1 financing statement signed by Borrower and the other Loan Parties as debtors naming the Collateral Agent as secured party to be filed in each of the jurisdictions set forth on Annex C to the Security Agreement and such other locations as the Administrative Agent may request.

               (i) Financial Statements. The Administrative Agent shall have received the audited financial statements of the Parent and the Borrower for the fiscal years ending January 30, 1999, January 31, 1998 and February 1, 1997 and the unaudited financial statements of the Borrower for the fiscal period ending on October 30, 1999.

               (j) Environmental Matters. The Administrative Agent shall be satisfied that neither the Borrower, any of its Subsidiaries nor any Loan Party is subject to any present or contingent environmental liability which could reasonably be expected to have a Material Adverse Effect.

               (k) Fees and Expenses. The Administrative Agent shall have received, for its account and for the account of each Bank, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the fees and expenses set forth in the Commitment Letter and the reasonable fees and expenses accrued through the Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates in connection with the Transactions.

               (l) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, the Loan Parties or any of their respective Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses and approv als shall be in full force and effect.

               (m) Projections. The Administrative Agent shall have received projections prepared by the Parent demonstrating the projected consolidated financial condition and results of operations of the Parent and its Subsidiaries after giving effect to the Transactions, for each fiscal year for the period commencing on the Closing Date and ending on the Final Maturity Date and for each fiscal quarter for the fiscal year ending February 3, 2001, which projections shall be accompanied by a written statement of the assumptions underlying the projections, and all of the foregoing shall be satisfactory to the Banks.

               (n)  [Intentionally left blank.]

               (o) Amendment. The Administrative Agent shall have received evidence that all conditions to the effectiveness of the Sixth Amendment, dated as of February 18, 2000, to the Existing Credit Agreement have been fully satisfied or waived by the parties thereto.

               (p) Additional Matters. The Administrative Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Administrative Agent or any Bank, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Banks.

          Section 3.2 Conditions Precedent to All Loans. The obligation of each Bank to make any Revolving Loan, including the initial Revolving Loan on the Closing Date, is subject to the satisfaction on the date of such Revolving Loan of the following conditions precedent:

               (a) Representations and Warranties. The repre sentations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date which representations and warranties shall be true and correct in all material respects as of such date) shall be true and correct in all material respects on such date both before and after giving effect to such Revolving Loan.

               (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to such Revolving Loan.

               (c) No Injunction or Litigation. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation, proceeding or investigation shall be pending or threatened, which has not been previously disclosed on or prior to February 22, 2000 and which in the reasonable judgment of the Banks would (i) enjoin, prohibit or restrain, or impose or result in the imposition of any Material Adverse Effect upon, the making or repayment of the Revolving Loans or the Transactions or (ii) affect the legality, validity or enforceability of this Agreement, any of the Loan Documents, the Transactions, or any document to be executed in connection therewith and the Banks shall be satisfied as to any other material litigation and contingent obligations to which the Borrower or its Subsidiaries may be subject.

               (d) No Material Adverse Effect. No event, act or condition shall have occurred from and after the Closing Date which, in the reasonable judgment of the Required Banks, has had or could reasonably be expected to have a Material Adverse Effect.

               (e)   Notice  of  Borrowing.   The  Administrative
Agent shall have received a fully executed Notice of Borrowing in respect of the Loans, if any, to be made on such date.

          The acceptance of the proceeds of each Revolving Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Revolving Loan have been satisfied.

          All of the Revolving Notes, certificates, agreements, legal opinions and other documents and papers referred to in this
Section 3, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to each Bank in its sole discretion.


SECTION 4.  REPRESENTATIONS AND WARRANTIES.

          In order to induce the Administrative Agent, the Collateral Agent and Banks to enter into this Agreement and to make the Revolving Loans, each of the Parent and the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans:

          Section 4.1 Corporate Status. Each Loan Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 4.2 Corporate Power and Authority. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Loan Documents. Each Loan Party has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          Section 4.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles or Certificate of Incorporation or By-Laws of any Loan Party.

          Section 4.4 Litigation. There are no actions, suits, investigations or proceedings pending, or to the Parent's or the Borrower's best knowledge, threatened which have not been disclosed to the Administrative Agent on or before February 22, 2000 (i) with respect to any of the Loan Documents or the Transactions or (ii) that could, individually or in the aggre gate, reasonably be expected to result in a Material Adverse Effect.

          Section 4.5 Financial Statements; Financial Condition; etc. Each of the financial statements delivered pursuant to
Section 3.1(i) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. As of the Closing Date, no Loan Party has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto other than as set forth on
Schedule 6.6 hereto.

          Section 4.6  [Intentionally left blank.]

          Section 4.7 Projections. The projections delivered pursuant to Section 3.1(m) have been prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the Closing Date, are reasonable and represent the Parent's good faith estimate of its future financial performance, it being understood that nothing contained in this Section 4.7 shall con stitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

          Section 4.8 Material Adverse Effect. Except as set forth on Schedule 4.8, from and after the Closing Date, there has occurred no event, act or condition which has had, or could reasonably be expected to have, a Material Adverse Effect.

          Section 4.9 Use of Proceeds; Margin Regulations. All proceeds of each Revolving Loan will be used by the Borrower only in accordance with the provisions of Section 2.20. No part of the proceeds of any Revolving Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

          Section 4.10 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except (x) those listed on Schedule 4.10 that have already been duly made or obtained and remain in full force and effect and (y) the filing of UCC-1 financing statements in the appropriate filing offices.

          Section  4.11   Security  Interests  and  Liens.    The
Security Documents create, as security for the Secured Obli gations, valid and enforceable Liens on all of the Collateral, in favor of the Collateral Agent for the ratable benefit of the Secured Creditors, and subject to no other Liens other than Liens permitted by Section 6.3 hereunder. Upon the satisfaction of the conditions precedent described in Section 3.1(h), such Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 6.3), and no further recordings or filings are or will be required in connec tion with the creation, perfection or enforcement of such Liens, other than the filing of continuation statements in accordance with applicable law.

          Section 4.12 Tax Returns and Payments. The Parent and each of its Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

          Section 4.13 ERISA. As of the Closing Date, no Loan Party has any Plans other than those listed on Schedule 4.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. As of the Closing Date, Unfunded Benefit Liabilities under the Plans do not, in the aggregate, exceed $6,000,000. As of the Closing Date, neither the Borrower nor any member of its ERISA Controlled Group is a party to or has any responsibility, contingent or otherwise, with respect to any Multiemployer Plan. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA) which reorganization or insolvency could reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group which liability could reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 4.13 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any material contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or other similar statute. No lien under Section 412(n) of the Code or Section 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

          Section 4.14 Investment Company Act; Public Utility Holding Company Act. No Loan Party nor any of its Subsidiaries is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          Section 4.15 Representations and Warranties in Loan Documents. All representations and warranties made by any Loan Party in the Loan Documents, and, to the best of the Borrower's knowledge, all representations made by each other Person in such Loan Documents, are true and correct in all material respects as of the Closing Date. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

          Section 4.16 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Administrative Agent or any Bank on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

          Section 4.17 Corporate Structure; Capitalization. As of the Closing Date, Schedule 4.17 hereto sets forth, both before and after giving effect to the Transactions to be consummated on the Closing Date, the number of authorized and issued shares of capital stock of the Parent, the Borrower and each of its
Subsidiaries,  the  par  value  thereof  and,  in  the  case   of
Subsidiaries, the registered owner(s) thereof. All of such issued stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth in such Schedule, as of the Closing Date neither the Parent, the Borrower nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does the Parent, the Borrower or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or other wise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          Section 4.18 Environmental Matters. (a) Except as set forth in Schedule 4.18, (i) each Loan Party and its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) each Loan Party and its Subsidiaries have all Environ mental Approvals required to operate their businesses as pres ently conducted or as reasonably anticipated to be conducted, all such Environmental Approvals are in effect, no appeal or other action is pending to revoke any such Environmental Approval, and each Loan Party and each of its Subsidiaries are in full compli ance with all terms and conditions of such Environmental Approv als, (iii) no Loan Party, its Subsidiaries nor any of their Envi ronmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that a Loan Party or such Subsidiary or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Parent's and the Borrower's best knowledge after due inquiry, there are no circum stances that may prevent or interfere with such full compliance in the future.

               (b) Except as set forth in Schedule 4.18, there is no Environmental Claim pending or threatened against any Loan
Party, any of its Subsidiaries or any Environmental Affiliate.

               (c) Except as set forth in Schedule 4.18, there are no past or present actions, activities, circumstances, condi tions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Envi ronmental Claims against any Loan Party, any of its Subsidiaries or any of their Environmental Affiliates, which Environmental Claims, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (d) No Release or Cleanup has occurred at any property currently or formerly owned or leased by any Loan Party or its Subsidiaries that could reasonably be expected to result in the assertion or creation of a Lien on said property by any governmental body or agency with respect thereto, nor has any such assertion of a Lien been made by any governmental body or agency with respect thereto.

               (e) The Borrower has heretofore delivered true and correct copies of all environmental studies, assessments or reports conducted of the Parent or any of its Subsidiaries and of each property currently or formerly owned or operated by the Parent or any of its Subsidiaries, including but not necessarily limited to Phase I or Phase II environmental assessments, under ground storage tank investigation reports, or asbestos surveys, that were prepared within the last five years, except that such time limitation shall not apply to asbestos surveys.

               (f) Without in any way limiting the generality of the foregoing, except as disclosed in Schedule 4.18, (i) there are no underground storage tanks located on property owned or leased by any Loan Party or any of its Subsidiaries and (ii) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Borrower or any of its Subsidiar ies.

          Section 4.19 Insurance. Schedule 4.19 sets forth a complete and accurate description of all policies of insurance maintained by the Parent and its Subsidiaries as of the Closing Date. The Borrower has paid all premiums due on or prior to the Closing Date in respect of such policies and all such policies are in full force and effect.

          Section 4.20 Patents, Trademarks, etc. Each Loan Party and its Subsidiaries has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are reasonably necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party or any of its Subsidiaries in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material which would be reasonably likely to have a Material Adverse Effect.

          Section 4.21 Ownership of Property. Schedule 4.21 sets forth all the real property owned or leased by the Parent or any of its Subsidiaries as of the Closing Date and identifies the street address, whether such property is leased or owned and, if owned, the current owner thereof. The Parent and its Subsidiaries have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title or valid leasehold interests to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Parent and its Subsidiaries enjoy peaceful and undis turbed possession under all of their respective leases, except where the failure would not reasonably be expected to have a Material Adverse Effect.

          Section 4.22 No Default. No Loan Party nor any of its Subsidiaries is in default under or with respect to Loan Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any re spect which could reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default exists.

          Section 4.23 Licenses, etc. Each Loan Party and its Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authoriza tions, qualifications, easements, rights of way and other rights, consents and approvals which are reasonably necessary for the operation of their respective businesses as presently conducted.

          Section 4.24 Compliance With Law. Each Loan Party and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees except where such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 4.25 No Burdensome Restrictions. No Loan Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section  4.26  Labor Matters.  Except as set  forth  on
Schedule 4.26, as of the Closing Date there are no collective bargaining agreements or Multiemployer Plans covering the em ployees of any Loan Party or any of its Subsidiaries. None of the Loan Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of such Persons, there are none now threatened.

          Section 4.27 Parent Business. As of the Closing Date, the Parent conducts no business other than the ownership of 100% of the capital stock of the Borrower and has no assets or liabilities other than those reflected in the financial statements previously delivered to the Banks. At any time after the Closing Date, the Parent conducts no business other than that expressly permitted by the terms of this Agreement, including, without limitation, the consummation of, and ownership of Subsidiaries purchased or created pursuant to, Permitted Acquisitions.

          Section 4.28 Cash Balances. The aggregate amount of readily available cash or Cash Equivalent in the Corporate Concentration Account of the Borrower and its Subsidiaries shall not at any time in the aggregate exceed $20 million, including at all such times, after giving effect to any proposed Borrowing.


SECTION 5.  AFFIRMATIVE COVENANTS.

          The Parent and the Borrower covenant and agree that on and after the Closing Date and until the Total Revolving Loan
Commitment has terminated, and the Obligations are paid in full:

          Section 5.1 Information Covenants. With respect to the information required to be delivered pursuant to clauses (a) through (d) below, the Borrower shall furnish to the
Administrative Agent sufficient copies of such information for the Administrative Agent to promptly furnish such information to the Banks and with respect to the information required to be delivered in clauses (e) through (k), the Borrower shall furnish to each Bank and to the Administrative Agent:

               (a) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Parent (other than the fourth quarterly accounting period), the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity and consolidating statements of income, for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in the case of such consolidated statements of income setting forth comparative figures for the related periods in the prior fiscal year.

               (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Parent, the consoli dated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flow and shareholders' equity and consolidating statements of income for such fiscal year, setting forth, in the case of such consolidated financial statements, comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by Price Waterhouse or any other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default under Section 6.1, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (c) Monthly Financial Statements. Within 30 days after the end of each monthly reporting period following the Closing Date, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such monthly reporting period and the related consolidated and consolidating statements of income for such monthly reporting period and for the elapsed portion of current fiscal year ended on the last day of such monthly reporting period, and in each case setting forth, in the case of such consolidated financial statements, compara tive figures for the related periods in the prior fiscal year, including, without limitation, a division sales analysis in the form of Exhibit H attached hereto.

               (d) Monthly Reporting. Within 30 days after the end of each month a monthly report and officer's certificate in the form of Exhibit I attached hereto.

               (e) Weekly Cash Flow Reports. Within 3 business days after the close of each calendar week, a cash flow report for the preceding week and a cash flow projection for not less than the next five weeks thereafter, in each case in form, substance and detail reasonably satisfactory to the Required Banks.

               (f) Management Letters. Promptly after the Borrower's or the Parent's receipt thereof, a copy of any "management letter" or other material report received by the Borrower or the Parent from its certified public accountants.

               (g) Budgets. Within 45 days after the first day of each fiscal year of the Parent, a quarterly budget and quarterly financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Banks) for the Parent and its Subsidiaries and for the Borrower and its Subsidiaries prepared by the Parent for such fiscal year, accompa nied by a written statement of the assumptions used in connection therewith, together with a certificate of the Principal Financial Officer of the Parent to the effect that such budget and finan cial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause (e) together with an explanation of any material variations from the results anticipated in such forecasts.

               (h) Officer's Certificates. At the time of the delivery of the financial statements under clauses (a), (b) and
(c) above, a compliance certificate of the Principal Financial Officer of the Borrower in the form of Exhibit J (a "Compliance Certificate") which certifies that such financial statements fairly present the financial condition and the results of opera tions of the Parent and the Borrower and their respective Subsid iaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and at the time of delivery of the financial statements under clauses (a) and (b) above, such Compliance Certificate shall certify that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Parent and the Borrower and their respective Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower has taken or proposes to take in respect thereof. The Compliance Certificate delivered pursuant to the financial statements delivered under clauses (a) and (b) above shall also set forth the calculations as required to establish (i) whether the Parent was in compliance with the provisions of Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, (ii) the Adjusted Leverage Ratio as in effect on the date of such statements for purposes of determining the Margin Percentage, and (iii) the amount of the Borrower's Share of Excess Cash Flow and Retained Equity Proceeds as of the date of such statements. At the time of delivery of the finan cial statements delivered pursuant to clause (b) above, the Borrower shall furnish a certificate in the form of Exhibit K hereto (the "Excess Cash Flow Certificate") of the Principal Financial Officer of the Borrower setting forth the calculation of the amount of Excess Cash Flow for the relevant fiscal year.

               (i) Notice of Default or Litigation. Promptly and in any event within three Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against any Loan Party which could reasonably be expected to result in a Material Adverse Effect and (iii) any other event, act or condition which could reasonably be expected to result in a Material Adverse Effect.

               (j)  ERISA.

                    (i)   As  soon as possible and in  any  event
     within 10 days after any Loan Party or any member of its ERISA Controlled Group knows, that:

                         (A)   any Termination Event has occurred
     or will occur, or

                         (B)   any  condition exists with respect
     to a Plan which, in the case of an ERISA Plan, presents a material risk of termination of the ERISA Plan and, in the case of any Plan, presents a material risk of the imposition of a material excise tax or other liability on any Loan Party or any member of its ERISA Controlled Group, or

                         (C)  any Loan Party or any member of its
     ERISA Controlled Group has applied for a waiver of the mini mum funding standard under Section 412 of the Code or
     Section 302 of ERISA, or

                         (D)  any Loan Party or any member of its
     ERISA Controlled Group has engaged in a "prohibited transac tion," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under
     Section 4975 of the Code and Section 408 of ERISA where such transaction could reasonably be expected to have a Material Adverse Effect, or

                         (E)   the aggregate present value of the
     Unfunded Benefit Liabilities under all Plans has in any year increased to an amount in excess of $10,000,000, or

                         (F)   any  condition exists with respect
     to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by any Loan Party or any member of its ERISA Controlled Group from a Multiemployer Plan that would have a Material Adverse Effect, or

                         (G)  any Loan Party or any member of its
     ERISA  Controlled  Group  is in  "default"  (as  defined  in
     Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                         (H)    a   Multiemployer  Plan   is   in
     "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in
     Section 4245 of ERISA), or

                         (I)   the potential withdrawal liability
     (as determined in accordance with Title IV of ERISA) of any Loan Party and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year in creased to an amount in excess of $5,000,000, or

                         (J)   there is an action brought against
     any Loan Party or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

          a certificate of an Authorized Officer of the Borrower setting forth the details of each of the events described in clauses (A) through (F) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group has taken or proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events de scribed in clauses (A) through (J) above, as appli cable.

                    (ii)   As  soon as possible and in any  event
     (i) within three Business Days after the receipt by any Loan Party or (ii) within ten Business Days after the receipt by any member of its ERISA Controlled Group of a demand letter from the PBGC notifying such Loan Party or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or Principal Financial Officer of the Borrower setting forth the action which such Loan Party or such member of its ERISA Controlled Group has taken or proposes to take with respect thereto.

               (k) SEC Filings. Promptly upon transmission thereof, copies of all regular and periodic financial informa tion, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party shall send to its stockholders.

               (l) Environmental. Promptly and in any event within two Business Days after the existence of any of the following conditions, a certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and the applicable Loan Party's proposed response thereto: (i) the receipt by any Loan Party of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or an Environmental Affiliate is not in compliance with applicable Environmental Laws, or (ii) any Loan Party shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Loan Party or Environmental Affiliate.

               (m) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request.

          Section 5.2 Books, Records and Inspections. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Bank to visit and inspect any of its properties, and to examine its books of record and account, and discuss the affairs, finances and accounts of each Loan Party or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Bank may desire. Nothing contained in this Section 5.2 shall preclude any Loan Party from attending any meeting with such Loan Party's independent accountants.

          Section 5.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date as set forth on Schedule 4.19.

          Section 5.4 Taxes. (a) Each Loan Party shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by such Loan Party or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

               (b) No Loan Party shall, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries and the Parent).

          Section 5.5 Corporate Franchises. Each Loan Party shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals except where the failure to so preserve any of the foregoing (other than existence) could not, individu ally or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          Section 5.6 Compliance with Law. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws, except such non-compliance as could not, individually or in the aggre gate, reasonably be expected to result in a Material Adverse Effect.

          Section 5.7 Performance of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, inden ture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party if the failure to so perform, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          Section 5.8 Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, ensure that its properties reasonably necessary to its business are kept in good repair, working order and condition, normal wear and tear excepted, except to the extent no Material Adverse Effect could result therefrom.

          Section 5.9 Further Assurances. (a) The Parent shall, and shall cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law or which the Required Banks, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the Transactions and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Security Documents.

               (b) In addition, from time to time, each Loan Party, at its own cost and expense, will promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to its assets and properties (and the assets and properties of its Subsidiar ies) of a nature similar to the Collateral as of the Closing Date as the Administrative Agent or the Required Banks shall reasonably request (it being understood that it is the intent of the parties that the Secured Obligations shall be secured by substantially all such assets of the Loan Parties granted pursuant to the Security Documents (including those acquired subsequent to the Closing Date)). Such Liens will be created under the Security Documents or such other security agreements, mortgages, deeds of trust and other instruments and documents as are satisfactory to the Collateral Agent, and each Loan Party shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.9. The Borrower agrees to provide such evidence as the Collateral Agent or the Required Banks shall reasonably request as to the perfection and priority status of each such Lien.

               (c) The Parent shall cause each Material Subsid iary incorporated or organized after the Closing Date (other than a Receivables Subsidiary) to promptly execute and deliver a counterpart of the Subsidiary Guaranty, the Security Agreement and any other instruments or documents related thereto as the Collateral Agent shall reasonably request.

          Section 5.10 Receivables Program Refinancings. On or prior to 45 days before the maturity date of the Receivables Program, the Borrower shall furnish evidence reasonably satisfactory to the Required Banks demonstrating either (x) that the Borrower has refinanced, extended, renewed or replaced the Receivables Program, or has written binding commitments therefor, in either case in such amounts and pursuant to such terms and provisions as are sufficient to provide the Borrower with sufficient liquidity for the twelve months following such date or
(y) that on a Pro Forma Basis, it shall have sufficient liquidity for such twelve month period without the renewal, refinancing, extension or replacement of the Receivables Program.

          Section 5.11 Maintenance of Corporate Separateness. The Parent will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Other than pursuant to any Parent Guaranty or Subsidiary Guaranty entered into pursuant to this Agreement, neither the Parent nor any of its Subsidiaries shall make any payment to a creditor of any other Subsidiary in respect of any liability of any such Subsid iary, and no bank account of any Subsidiary shall be commingled with any bank account of the Parent or any other Subsidiary. Any financial statements distributed to any creditors of any Subsid iary shall clearly establish or indicate the corporate separateness of such Subsidiary from the Parent and its other Subsidiaries. Finally, neither the Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Parent or any of its Subsidiaries being ignored, or in the assets and liabilities of the Parent or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

          Section 5.12 Post Closing Opinions. On or before 10 Business Days following the Closing Date, the Administrative Agent shall have received favorable legal opinions from local counsel satisfactory to the Administrative Agent in Texas, Oklahoma, Louisiana and Arkansas with respect to the perfection of security interests in the Collateral.

          Section 5.13 Corporate Concentration Account. On or before 45 days following the Closing Date, the Borrower shall transfer the cash in the Corporate Concentration Account to a bank account in either California or Illinois (the "Successor Corporate Concentration Account") and shall grant the Banks (as defined in the Existing Credit Agreement) a first priority lien in the Successor Corporate Concentration Account.

          Section 5.14 Cash Sweep. The Borrower hereby covenants on each Business Day to sweep cash held at stores and local deposit or concentration accounts to the Corporate Concentration Account in accordance with customary and typical past historical practices of the Borrower.

          Section 5.15 Cash Equivalents. The Borrower and its Subsidiaries shall hold, directly or beneficially, Cash Equivalents only in a custodial account in which the Banks (as defined in the Existing Credit Agreement) have a perfected security interest held at the same institution as the Corporate Concentration Account (the "Custodial Account") and in no other account.

          Section 5.16 Projections. On or before 30 days following the Closing Date, the Borrower shall deliver to the Administrative Agent projections for each fiscal quarter for the fiscal year ending closest to December 31, 2001 in a form satisfactory to the Administrative Agent.

SECTION 6.  NEGATIVE COVENANTS.

          Each of the Parent and the Borrower covenants and agrees that on and after the Closing Date until the Total
Revolving Loan Commitment has terminated, and the Obligations are paid in full:

          Section 6.1  Financial Covenants.

               (a) Leverage Ratios. (i) From February 3, 2001 and thereafter, the Parent shall not permit the Adjusted Leverage Ratio, as of the last day of each four consecutive fiscal quarter period then ended (taken as one accounting period), to exceed the ratio of 4.5:1.

                    (ii) From February 3, 2001 and thereafter, the Parent shall not permit the ratio of Consolidated Total Senior Debt to Consolidated Adjusted EBITDA, as of the last day of each four consecutive fiscal quarter period then ended (taken as one accounting period) to exceed the ratio of 4.0:1.

               (b) Interest Coverage Ratio. The Parent shall not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for each four consecutive fiscal quarter period ended during the time periods set forth below (taken as one accounting period), to be less than the ratio set forth below:

              Four Fiscal
          Quarters Ending on            Ratio

          February 3, 2001              2.24:1

          From May 5, 2001              2.25:1
          and thereafter

               (c) Fixed Charge Coverage Ratio. From February 3, 2001 and thereafter, the Parent shall not permit the ratio of
(x) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Rental Expense to (y) Consolidated Fixed Charges for each four consecutive fiscal quarter period (taken as one accounting period), ending on or after the Closing Date to be less than the ratio of 1.25:1.

               (d) Capital Expenditures. The Parent and the Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) any Capital Expenditures, except Capital Expenditures of the Parent and its Subsidiaries in any fiscal year of the Borrower set forth below not in excess, in the aggregate of the amount (the "Maximum Amount") set forth below opposite such fiscal year:

          Fiscal Year Ending
          Closest to December 31        Maximum Amount

          2000                          $15,000,000

          2001                          $20,000,000 plus 2/3 of the
                                        Retained Equity Proceeds
                                        not to exceed $76,000,000

          2002                          $20,000,000 plus 2/3 of the
                                        Retained Equity Proceeds
                                        not to exceed $84,000,000

provided that (a) up to $15,000,000 of any Capital Expenditures permitted to be incurred during any fiscal year and not made in such fiscal year may be carried over and expended during the next succeeding fiscal year (it being understood and agreed that any Capital Expenditures made during such next succeeding fiscal year shall count, first, against the amount permitted to be carried over to such next succeeding fiscal year pursuant to this proviso and, second, against any amounts permitted to be made during such next succeeding fiscal year as set forth in the table above) and
(b) the amount of Capital Expenditures permitted to be incurred during any fiscal year may be increased to the extent of the then available Retained Equity Proceeds and Retained Offering Proceeds and the Borrower's Share of Excess Cash Flow. Any Permitted Acquisition that would otherwise constitute a Capital Expenditure in accordance with GAAP shall not be included in the computation of the amount of Capital Expenditures permitted under this
Section 6.1(d). Upon the occurrence of a Permitted Acquisition (the Banks hereby agree that the Maximum Amount for the fiscal year in which such Permitted Acquisition occurs (the "Subject Year") and each fiscal year thereafter will increase by $20,000 per store (net of any stores scheduled to be closed as a result of such Permitted Acquisition) being acquired pursuant to such Permitted Acquisition, with the amount of such increase for the Subject Year to be proportionately decreased by multiplying such amount by a fraction where the numerator equals the remaining number of full months remaining in the Subject Year and the denominator is twelve.

               (e) Minimum Consolidated EBITDA. The Parent shall not permit the Consolidated EBITDA as determined on a cumulative basis for the periods beginning on January 30, 2000, and ending on the last day of each fiscal quarter ending on a date set forth below (in each case taken as one accounting period), to be less than the amount set forth opposite such date:

                         Minimum Consolidated
          Date                                EBITDA

          First Quarter                     $8,000,000
          Second Quarter                   $20,000,000
          Third Quarter                    $36,000,000

          Section 6.2 Indebtedness. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, as sume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

               (a)   Indebtedness hereunder and under  the  other
Loan Documents and any Indebtedness, if any, in relation to the Receivables Program;

               (b) Indebtedness outstanding on the Closing Date and set forth on Schedule 6.2 hereto and (without duplication) Indebtedness (whether or not outstanding) under the Existing Credit Agreement (including, without limitation and without duplication, with respect to the Existing Credit Agreement, the Senior Notes and the Senior Subordinated Notes, including the guarantees thereof by the Parent, in the aggregate principal amount not in excess of $500,000,000);

               (c) Indebtedness of the Borrower or any of its Subsidiaries permitted under Section 6.6;

               (d) Indebtedness of the Borrower or any of its Subsidiaries with respect to Capital Leases and other purchase money Indebtedness, in each case incurred to finance Capital Expenditures permitted under Section 6.1(d), not in excess of $6,000,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed the purchase price or the fair market value of the asset so financed;

               (e) Indebtedness owed by (x) Subsidiaries of the Borrower to the Borrower or (y) by any Loan Party to any other
Loan Party;

               (f)   Unsecured letters of credit in an  aggregate
stated  amount  equal  to the L/C Sublimit  (as  defined  in  the
Existing   Credit   Agreement)  minus  the  Letters   of   Credit
Outstanding (as defined in the Existing Credit Agreement);

               (g)  Permitted Acquired Indebtedness;

               (h) Any other unsecured Indebtedness of the Parent and its Subsidiaries in an aggregate outstanding principal amount not to exceed at any time $1,000,000;

               (i) Indebtedness of the Borrower resulting from the refinancing of Indebtedness permitted by Sections (b) through
(i) above; provided, however, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal or face amount of the Indebtedness refinanced thereby on such date; (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased;
(iii) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive in any material respect than the Indebtedness being refinanced and do not conflict in any material respect with the provisions of this Agreement and (iv) such refinancing
Indebtedness is otherwise upon terms and conditions no more onerous or restrictive in any material respect (as determined by the Required Banks) on the Borrower than the Indebtedness being refinanced; and

               (j) Indebtedness consisting of trade payables on terms of more than 90 days incurred in the ordinary course of business to the extent that such Indebtedness is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect thereto; provided, however, the aggregate amount of such Indebtedness outstanding at any one time shall not exceed $2.5 million.

          Section 6.3 Liens. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

               (a) Liens existing on the Closing Date and set forth on Schedule 6.3 hereto;

               (b) Liens created or contemplated by the Re ceivables Program Documents on the Receivables of the Borrower and its Subsidiaries transferred to the Receivables Subsidiary pursuant thereto;

               (c) inchoate Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

               (d) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) or created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted or which are solely informational in nature and do not, and do not purport to, create a security interest;

               (e) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (f) Easements (including construction, operating and reciprocal easement agreements), rights-of-way, zoning and similar restrictions and other similar charges, covenants or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the Liens of the Collateral Agent or the Banks therein;

               (g) Liens granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security
Documents securing the Secured Obligations;

               (h) Judgment Liens so long as the claims secured thereby do not exceed $10,000,000 in the aggregate and are being contested in good faith pursuant to appropriate proceedings;

               (i) Liens created pursuant to Capital Leases and to secure other purchase-money Indebtedness permitted pursuant to
Section 6.2(d), provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase-money Indebtedness;

               (j) Liens in addition to those listed above provided that the obligations secured thereby shall not exceed
$50,000 for any such Lien or $1,000,000 in the aggregate for all such Liens; and

               (k)  Liens under the Existing Credit Agreement.

          Section 6.4  Restriction on Fundamental Changes.

               (a) The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except
(i) as otherwise permitted under Section 6.5, and (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower.

               (b) The Parent shall not and shall not permit any of its Subsidiaries to, amend its certificate of incorporation or by-laws to the extent such amendment is adverse to the Banks in any respect.

          Section 6.5 Sale of Assets. The Parent shall not, and shall not permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (i) sales of inventory in the ordinary course of business; (ii) sales in the ordinary course of business of furniture, fixtures, leasehold improvements and equipment which, consistent with past practice, is uneconomic, obsolete or no longer useful in its business;
(iii) sales of Receivables pursuant to and in accordance with the provisions of the Receivables Program Documents; (iv) sales in connection with store closings provided that such party complies with the Existing Credit Agreement and Section 2.11(a)(vi) hereof; (v) sale of the Hawker 400 corporate aircraft for a fair value provided the parties comply with the Existing Credit Agreement and sales permitted under Section 6.13 hereof and (vi) sales of other assets of the Borrower and its Subsidiaries provided that (x) at least 80% of the aggregate consideration therefor shall be in the form of cash or Cash Equivalents, (y) the aggregate Net Cash Proceeds or net book value, whichever is greater, of all assets sold or otherwise disposed of pursuant to this clause (vi) shall not exceed 5% of Consolidated Net Tangible Assets during any fiscal year of the Borrower and (z) the Net Cash Proceeds of each such sale are applied in accordance with the provisions of the Existing Credit Agreement or Section 2.11(a).

          Section 6.6 Contingent Obligations. The Parent shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

               (a)   pursuant to the Parent Guaranty,  Subsidiary
Guaranty,  the  Security  Documents or  the  Receivables  Program
Documents; and

               (b) Contingent Obligations which are in existence on the Closing Date and which are set forth on Schedule 6.6, including, without limitation, the guarantees, if any, by the Borrower of the obligations under the Existing Credit Agreement, of the Senior Notes and of the Senior Subordinated Notes.

          Section 6.7 Dividends. The Parent shall not, and shall not permit any of its Subsidiaries to (x) make any Restricted Payment or (y) declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise ac quire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "Dividends"), except that

               (a) Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries;

               (b) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) the Borrower may make Restricted Payments to the Parent, so long as the proceeds thereof are promptly used by the Parent to pay operating and administrative expenses in the ordinary course of business and other similar corporate overhead costs and expenses; provided that the maximum amount of Restricted Payments made pursuant to this clause (b) in any fiscal year of the Borrower shall not exceed $500,000 in the aggregate and shall only be made if there exists no Default or Event of Default (both before and after giving effect to the payment thereof);

               (c) so long as the Borrower is a member of the same consolidated group as the Parent for federal income tax purposes, payments required by such Person pursuant to the Tax Sharing Agreement as in effect on the Closing Date shall be permitted; and

               (d) the Parent may make, and the Borrower may pay cash Restricted Payments to the Parent to enable the Parent to make, payments to repurchase the Parent's common stock and/or options to purchase the Parent's common stock held by directors, executive officers, member of management or employees of the Parent or any of its Affiliates upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as (x) no Default or Event of Default then exists or would exist after giving effect thereto and (y) the aggregate net amount of cash expended by the Borrower and the Parent pursuant to this clause (d) in any fiscal year shall not exceed $2,000,000.

          Section 6.8 Advances, Investments and Loans. The Parent shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or di rectly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or purchase all or substantially all of the assets of, or make any capital contribu tion to any Person (each an "Investment"), except that the following shall be permitted:

               (a) accounts receivable owned by the Parent and its Subsidiaries, if created in the ordinary course of the business of the Parent and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

               (b) (i) intercompany loans and advances permitted by Section 6.2(e) and (ii) loans by the Borrower to the Parent to finance the cash portion of Permitted Acquisitions, the proceeds of which shall be used within one Business Day directly or indirectly by the Parent to consummate such Permitted Acquisition, which loans shall be evidenced by an Intercompany Note pledged by the Borrower to the Collateral Agent;

               (c) loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of its business not exceeding $5,000,000 in the aggregate at any one time outstanding;

               (d)   Investments  by  the  Borrower  in  the   Re
ceivables   Subsidiary  to  the  extent   contemplated   by   the
Receivables Program;

               (e) evidences of Indebtedness issued by the pur chaser of assets and received by the Borrower or any of its Subsidiaries in connection with asset sales to the extent permitted by Section 6.5(vi);

               (f) extensions of credit to the customers of the Parent or its Subsidiaries in the ordinary course of the business of the Parent or such Subsidiary pursuant to any credit card programs to enable such customer to purchase inventory from the Parent or any of its Subsidiaries;

               (g) Investments by the Parent or the Borrower constituting a Permitted Acquisition and related Investments by the Parent or the Borrower in one or more of their Subsidiaries in connection with, and substantially contemporaneously with, such Permitted Acquisition; provided that the Parent and the Borrower shall have complied with all of the terms and conditions set forth in the definition of Permitted Acquisition;

               (h) other Investments by the Parent, the Borrower or any Subsidiary not to exceed $5,000,000 in any fiscal year of the Borrower;

               (i) Investments in customers of the Parent or its Subsidiaries received in the ordinary course of business in exchange for receivables owed by such customer to the Parent or such Subsidiary as a result of the workout of such receivable or the bankruptcy of such customer; and

               (j) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents held in the Custodial Account.

          Section 6.9 Transactions with Affiliates. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate (other than a Loan Party), other than (i) on terms and conditions substantially as favorable to the Parent or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (ii) pursuant to the Receivables Program, (iii) Restricted Payments permitted to be paid to the extent provided in Section 6.7, (iv) leases in existence on the date hereof entered into with PR Investments and described on Schedule 6.9 hereto, (v) the consulting agreement dated as of February 1, 1997, by and among the Parent and Bernie Fuchs and described on Schedule 6.9 hereto and (vi) those Investments permitted pursuant to Section 6.8.

          Section 6.10 Limitation on Voluntary Payments and Modifications of Certain Documents. The Parent shall not, and shall not permit any of its Subsidiaries to, (a) make any vol untary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or ex change of any Indebtedness other than (i) the Indebtedness hereunder and under the other Loan Documents, (ii) so long as no Default or Event of Default has occurred and is continuing, any Indebtedness outstanding under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement),
(b) amend, modify, supplement, or waive, or permit the amendment, modification, supplementation, or waiver of, any provision of any Transaction Document (as defined in the Existing Credit Agreement) provided, however, that any such Transaction Document may be amended, modified, supplemented or waived in a manner not materially adverse to the Administrative Agent or the Banks or
(c) resign as Servicer under the Receivables Program.

          Section 6.11 Changes in Business. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from, or not reasonably incidental to, that conducted by the Parent or such Subsidiary, as the case may be, on the Closing Date after giving effect to the Transactions; provided that the Parent shall not incur, and shall not become liable with respect to, any Indebtedness other than as expressly permitted pursuant to
Section 6.2.

          Section 6.12 Certain Restrictions. The Parent shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement (other than the Loan Documents and agreements evidencing Indebtedness outstanding on the Closing Date, in each case as in effect on the Closing Date) which restricts the ability of the Parent or any of its Subsidiaries (other than the Receivables Subsidiary) to (a) enter into amendments, modifications or waivers of the Loan Docu ments, (b) sell, transfer or otherwise dispose of its assets (other than the Receivables), (c) create, incur, assume or suffer to exist any Lien upon any of its property (other than the Receivables), (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted. The Parent shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any amendment of the Receivables Program Documents as in effect on the Closing Date or any refinancing of the Receivables Program that would materially and adversely affect any Loan Party's ability to perform its Obligations under this Agreement or any other Loan Document.

          Section 6.13 Sales and Leasebacks. The Parent shall not, and shall not permit any of its Subsidiaries to, become lia ble, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Parent or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or
(ii) which the Parent or such Subsidiary intends to use for sub stantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such
Subsidiary to any other Person in connection with such Lease, other than such transactions the Net Cash Proceeds of which in the aggregate do not exceed $10,000,000 plus the Net Cash Proceeds from any sale, transfer or assignment of the Jacksonville Distribution Center; provided, however, notwithstanding anything contained in this Agreement, the Parent and any of its Subsidiaries may sell, transfer or assign the Jacksonville Distribution Center provided that the Net Cash Proceeds resulting therefrom are used to prepay the loans under the Existing Credit Agreement in accordance with that certain letter dated February 3, 2000.

          Section 6.14 Plans. The Parent shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $15,000,000.

          Section 6.15 Limitation on Dispositions of Subsidiary Stock. The Parent shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of, or issue or permit any of its Subsidiaries to issue to any other Person, any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of their Subsidiaries except (i) to the extent permitted by the Loan Documents, (ii) to qualify directors if and to the extent required by applicable law, (iii) to the Borrower or any wholly-owned Subsidiary of the Borrower and (iv) sales of equity securi ties pursuant to the Receivables Program as in effect on the date hereof.

          Section 6.16 Fiscal Year; Fiscal Quarter. The Parent shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters, except that any Subsidiary acquired after the date hereof shall be permitted to change its fiscal quarters and fiscal year to conform to the fiscal quarters and fiscal year of the Parent.

          Section 6.17 Receivables Program. The Borrower shall not take any action to diminish the equity value of the Receivables Subsidiary other than to pay dividends in the ordinary course of business consistent with past practice and will continue to operate the Receivables Subsidiary in the ordinary course of business consistent with past practice.

          Section 6.18 Custodial Account. The Borrower shall not grant any party control over, or allow any party to enter into a control agreement with respect to, the Custodial Account except for the Administrative Agent (as defined in the Existing Credit Agreement) for the benefit of the Banks (as defined in the Existing Credit Agreement).

SECTION 7.  EVENTS OF DEFAULT.

          Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

               (a)  Failure to Make Payments.  The Borrower shall
(i) default in the payment when due of any principal of the Revolving Loans or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on the Revolving Loans or in the payment when due of any Fees or any other amounts owing hereunder.

               (b) Breach of Representation or Warranty. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement deliv ered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

               (c)  Breach of Covenants.

                    (i) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.1(i), 5.5 or 6.

                    (ii) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for fifteen days.

                    (iii) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

               (d) Default Under Other Agreements. Any Loan Party shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations or Indebtedness pursuant to Section 6.2(j) hereof) in the aggregate principal amount of $2,000,000 or more; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebted ness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

               (e) Receivables Program. Any default shall have occurred and be continuing under any Receivable Program Document and as a result of such default, the Receivables Program or any successor program may be terminated or be suspended prior to the Final Maturity Date.

               (f) Bankruptcy, etc. (i) Any Loan Party or any of its Subsidiaries shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dis missed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any of its Subsidiaries or any Loan Party or any of its Subsidiaries commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any of its Subsidiaries or there is commenced against any Loan Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or
(iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or (vi) any Loan Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (vii) any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or (viii) any Loan Party or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or
(x) any Loan Party or any of its Subsidiaries shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party or any of its Subsidiaries for the purpose of effecting any of the foregoing.

               (g) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) any Loan Party or any member of its ERISA Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (iv) a condition shall exist by reason of which the PBGC would be enti tled to obtain a decree adjudicating that, for financial reasons, an ERISA Plan must be terminated or a trustee must be appointed to administer any ERISA Plan, or (v) any Loan Party or a member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to any Plan which could subject any Loan Party or any member of its ERISA Controlled Group to any tax, penalty or other liability, which in any such case described in clauses (i) through (vi) above could reasonably be expected to result in a Material Adverse Effect.

               (h)   Loan  Documents.  Any of the Loan  Documents
(i) shall for any reason cease to be in full force and effect or the Borrower or any other Loan Party which is a party to any of the Loan Documents shall so assert, or (ii) shall cease to give the Administrative Agent or the Banks, as the case may be, the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accor dance with the terms thereof.

               (i) Parent Guaranty and Subsidiary Guaranty. The Parent Guaranty, the Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligations hereunder or under such Parent Guaranty or Subsidiary Guaranty.

               (j) Change of Control. A Change of Control shall have occurred.

               (k) Judgments. One or more judgments or decrees in an aggregate amount of $2,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Parent and/or its Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowl edged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

               (l) Environmental Matters. (i) Any Environmen tal Claim shall have been asserted against the Parent or any of its Subsidiaries or any Environmental Affiliate thereof which, if determined adversely, could be reasonably expected to have a Material Adverse Effect, or (ii) the Parent or any of its Subsid iaries or Environmental Affiliates shall have failed to obtain any Environmental Approval necessary for the management, use, con trol, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could be reasonably expected to have a Material Adverse Effect.

               (m)   Inventory Value.  The value of the Inventory
(at cost) as set forth on the Borrower's financial statements furnished pursuant hereto and in accordance with GAAP, shall at any time be less than $100,000,000.

          Section 7.2 Rights and Remedies. Upon the occurrence of any Event of Default described in Section 7.1(f) with respect to any Loan Party, the Commitments shall automatically and immedi ately terminate and the unpaid principal amount of and any and all accrued interest on the Revolving Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of accel eration), all of which are hereby expressly waived by Borrower, and the obligation of each Bank to make any Revolving Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Admin istrative Agent shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Bank to make any Revolving Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Revolving Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immedi ately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

          Upon an Event of Default, each of the Parent and its Subsidiaries shall permit any designated representative or repre sentatives of the Administrative Agent, including, but not limit ed to, environmental consultants or other professionals, upon reasonable notice to the Borrower or its Subsidiaries, to enter any property owned or operated by the Borrower or its Subsidiar ies for the purpose of conducting an environmental investigation of said property. Said investigations may include, but not be limited to, testing the integrity of underground storage tanks; taking soil and groundwater borings and samples; testing for the presence of radon; and collecting samples to test for the presence of asbestos. The Borrower shall reimburse the
Administrative Agent for all reasonable costs and expenses incurred in connection with any investigation conducted hereunder.


SECTION 8.  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

          Section  8.1   Appointment.  Each Bank hereby  irrevoca
bly, subject to Section 8.9 hereof, designates and appoints Credit Suisse First Boston as the Administrative Agent and Credit Suisse First Boston as Collateral Agent (the Administrative Agent and the Collateral Agent for the purposes of this Section are collectively referred to as the "Agent") of such Bank under this Agreement and each other Loan Document, and each such Bank irrevocably authorizes Credit Suisse First Boston as the Agent for such Bank, to take such action on its behalf under the provi sions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are rea sonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obliga tions or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provi sions of this Section 8 are solely for the benefit of the Agent and the Banks and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and permitted assigns.

          Section 8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 8.3 Exculpatory Provisions. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascer tain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks, on the other.

          Section 8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Revolving Notes.

          Section 8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describ ing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obli gated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks.

          Section 8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agree ment, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, pros pects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, pros pects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 8.7 Indemnification. The Banks agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, with out limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obliga tions, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction). In the event the Agent shall recover any amounts paid by any Bank pur suant to this Section 8.7, it shall reimburse such payments to each Bank on a Pro Rata basis.

          Section 8.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder or under any other Loan Document. With respect to Revolving Loans made or renewed by it and any Revolving Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          Section 8.9 Successor Agent. The Agent may resign as Agent upon 30 days' written notice to the Borrower and the Banks. If the Agent shall resign as Agent under this Agreement, then the Required Banks during such 30-day period shall appoint from among the Banks a successor agent which shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives written notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which shall be reasonably acceptable to the Borrower. Any such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 and Section
9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


SECTION 9.  MISCELLANEOUS.

          Section 9.1  Payment of Expenses, Indemnity, etc.   The
Parent and the Borrower shall:

               (a) whether or not the transactions hereby contem plated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent in connection with the negotiation, preparation, execution or delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees); and the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom (Illinois) and its affiliates, special counsel to the Administrative Agent and any other attor neys retained by the Administrative Agent);

               (b) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and Collateral Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, the reasonable fees and disbursements of counsel for the Administra tive Agent and Collateral Agent);

               (c) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for each of the Administrative Agent, the Collateral Agent and each of the Banks), including, without limitation, if requested by the Administrative Agent no more than once each fiscal year, the reasonable costs and expenses of a bank audit of the assets of the Borrower and its Subsidiaries (the scope of such bank audit to be acceptable to the Administrative Agent), provided that after the occurrence of an Event of Default hereunder, the Parent and the Borrower shall pay the reasonable costs and expenses of any additional bank audit as may be requested by the Administrative Agent;

               (d) pay, and hold the Administrative Agent, the Collateral Agent and each of the Banks harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Adminis trative Agent, the Collateral Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and

               (e) indemnify the Administrative Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives, affiliates and agents (each an "In demnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connec tion with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or in curred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document,
(ii) any violation by any Loan Party or its Environmental Affili ate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 4.18, (v) the grant to the Administrative Agent, the Collateral Agent or the Banks of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Administrative Agent, the Collateral Agent or the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

          Section 9.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or other wise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Bank under this Agreement or under any of the other Loan Documents, including, without limi tation, all interests in Obligations purchased by such Bank pursuant to Section 9.7, and all other claims of any nature or de scription arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          Section 9.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being sent by certified or registered United States mail, postage prepaid, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, ad dressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be desig nated by any party in a written notice to the other parties hereto, provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          Section  9.4   Successors  and Assigns;  Participation;
Assignments.

               (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Banks, the Administrative Agent, the Collateral Agent, all future holders of the Revolving Notes and their respec tive successors and assigns, except that neither the Parent nor the Borrower may assign or transfer any of its rights or obliga tions under this Agreement without the prior written consent of each Bank. No Bank may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or as provided in this
Section 9.4.

               (b) Participation. Any Bank may at any time sell to one or more Persons (each a "Participant") participating inter ests in any Loan owing to such Bank, any Revolving Note held by such Bank, any Commitment of such Bank, or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Revolving Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of De fault, each Participant shall be deemed, to the fullest extent permitted by law, to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18 and 9.1, provided that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

               (c) Assignments to Purchasing Banks. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, to any other Person ("Purchasing Banks") all or any part of its Credit Exposure pursuant to a supplement to this Agreement, substantially in the form of Exhibit L hereto (a "Transfer Supplement"), executed by such Purchasing Bank, such transferor Bank and the Administrative Agent; provided that the minimum amount of the Credit Exposure of any Bank so assigned shall not be less than $5,000,000 (or if the assignor shall assign its entire Credit Exposure, any lesser amount). Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Administrative Agent and (iii) payment by such Purchasing Bank to such transfer or Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank and payment to the Administrative Agent by such Purchasing or Transferor Bank a non-refundable processing fee of $3,500, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. If the transferor Bank shall then be in possession of a Revolving Note and if requested by the Purchasing Bank, promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Administrative Agent and the Bor rower shall, at the expense of the Purchasing Bank, make appropri ate arrangements so that a replacement Note is issued to such transferor Bank and a new Revolving Note is issued to such Pur chasing Bank, in each case in principal amounts reflecting such transfer.

               (d) Disclosure of Information. The Borrower au thorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement.

               (e) Federal Reserve Banks. Notwithstanding the limitations set forth in paragraph (c) above, any Bank may at any time assign all or any portion of its rights under this Agreement or any Revolving Note for purposes of assignment to a Federal Reserve Bank without the prior written consent of the Borrower or the Administrative Agent, provided that no such assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

          Section 9.5 Amendments and Waivers. Neither this Agreement, any Revolving Note, any other Loan Document to which the Parent or the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Banks, the Parent and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Revolving Notes, or the other Loan Documents to which the Parent or the Borrower is a party, provided that no such amendment, supplement, modification or waiver shall (a) extend the Final Maturity Date or reduce the rate or extend the time of payment of interest on any Obliga tions, or reduce the principal amount of any Obligations or re duce any fee payable to the Banks hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank, or amend, modify or waive any provision of this Section 9.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Banks effected thereby, (b) amend, modify or waive any provision of Section 8 or any other provision of any Loan Docu ment if the effect thereof is to affect the rights or duties of the Administrative Agent, without the written consent of the then Administrative Agent, or (c) release the Parent from any of its obligations under Section 10. Any such amendment, supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Parent, the Borrower, the Banks, the Administrative Agent and all future holders of the Revolving Notes. In the case of any waiver, the Parent, the Borrower, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          Section 9.6 No Waiver; Remedies Cumulative. No fail ure or delay on the part of the Administrative Agent, the Collateral Agent, any Bank, or any holder of a Revolving Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Administrative Agent, the Collateral Agent, any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent, any Bank or the holder of any Revolving Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Banks, the Collateral Agent or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

          Section 9.7 Sharing of Payments. Each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 9.8  Governing Law; Submission to Jurisdiction.
(a)  THIS  AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE  RIGHTS
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

               (b)   Any  legal action or proceeding with respect
to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and uncondi tionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent, any Bank, or any holder of a Revolving Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          Section  9.9   Counterparts.   This  Agreement  may  be
executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 9.10 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Administrative Agent which delivery, in the case of the Banks, may be given to the Administrative Agent by telecopy (with the originals delivered promptly to the Adminis trative Agent via overnight courier service).

          Section 9.11 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 9.12 Marshalling; Recapture. Neither the Administrative Agent, the Collateral Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repay ment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Bank as of the date such initial payment, reduction or satisfaction occurred.

          Section 9.13 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be af fected or impaired thereby.

          Section 9.14 Survival. All indemnities set forth herein including, without limitation, in Sections 2.15, 2.16, 2.17, 2.18, 8.7 and 9.1 and the limitation of liability set forth in Section 9.16 shall survive the execution and delivery of this Agreement and the Revolving Notes and the making and repayment of the Revolving Loans hereunder.

          Section  9.15   Domicile  of  Loans.   Each  Bank   may
transfer and carry its Revolving Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank.

          Section 9.16 Limitation of Liability. No claim may be made by any Loan Party or any other Person against the Administra tive Agent, the Collateral Agent, any Bank, or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contem plated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 9.17 Calculations; Computations. The finan cial statements to be furnished to the Administrative Agent and the Banks pursuant hereto shall be made and prepared in accor dance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5, and, except as otherwise specifically provided herein, all computations of Excess Cash Flow, Borrower's Share of Excess Cash Flow and Retained Equity Proceeds and computations determining compliance with Section 6 hereof shall utilize GAAP. All computations of interest (other than interest calculated by reference to the Base Rate during such periods that the Base Rate is determined by reference to the Prime Rate), Commitment Fees and other Fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Fee or other Fees are payable. All computations of interest calculated by reference to the Base Rate during such periods that the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          Section 9.18 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE COLLATERAL AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

           Section 9.19 Nature of Borrowers' Obligations. (a) The Borrower agrees that the Obligations will be paid strictly in accordance with the terms of this Agreement, the Revolving Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Creditor with respect thereto. The liability of the Borrower shall be absolute and unconditional, in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obliga tions, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from, or any other action or inaction under, or in re spect of this Agreement, any Revolving Note, any other Loan Document or any documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (ii) any lack of validity or enforceability of this Agreement, any Revolving Note, any other Loan Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (iii) any furnishing of any addi tional security to the Secured Creditors or their assignees or any acceptance thereof or any release of any security by the Secured Creditors, or their assignees; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement, or any term thereof;
(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Borrower shall have notice or knowledge of any of the foregoing and the Borrower waives any right to the deferral or modification of its obliga tions hereunder by reason of any such proceeding; (vi) any ex change, release or nonperfection of any other collateral, or any release, or amendment or waiver of, or consent to, departure from any guaranty or security, for all or any of the Obligations;
(vii) any direction as to application of payment by the Borrower or by any other party; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower; or
(ix) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

          (c) The Borrower hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of any Secured Creditor to recover from the Borrower all Obligations. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indem nification, any right to participate in any claim or remedy of the Secured Creditors or any collateral which the Administrative Agent, any other Secured Creditor or the Collateral Agent now has or hereafter acquires in connection with the payment, performance or enforcement of the Borrower's obligations under this Agreement or any Loan Document, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, the Borrower hereby agrees that it shall not be entitled to any payment by the Borrower in respect of any Subrogation Right until all of the Obligations have been indefeasibly paid in full. If any amount shall be paid to the Borrower in violation of the preceding sentence and the Obliga tions shall not have been paid in full or any commitment of any Secured Creditor under this Agreement shall not have been irrevo cably terminated, such amount shall be deemed to have been paid to the Borrower for the benefit of, and held in trust for, the Administrative Agent for the benefit of the Secured Creditors, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unma tured. The Borrower acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the subordination set forth in this
Section is knowingly made in contemplation of such benefits.


SECTION 10.  PARENT GUARANTY.

          Section 10.1 The Parent Guaranty. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by the Parent from the proceeds of the Revolving Loans, the Parent hereby agrees with the Guaranteed Creditors as follows: the Parent hereby uncon ditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors become due and payable hereunder, the Parent irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty, and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          Section 10.2 Bankruptcy. Additionally, the Parent unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f), and uncondi tionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          Section 10.3 Nature of Liability. The liability of the Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Parent, any other guarantor or by any other party, and the liability of the Parent hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obliga tions which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          Section 10.4 Independent Obligation. The obligations of the Parent hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guar antor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. The Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Parent. This Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

          Section 10.5 Authorization. The Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

               (c) exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;
               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaran teed Creditors;

               (f) apply any sums by whomsoever paid or howso ever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabili ties of the Parent, the Borrower remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Parent Guaranty.

          Section 10.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          Section 10.7 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to the Parent, is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Parent shall be collected, enforced and received by the Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Credi tors, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          Section 10.8 Waiver. (a) The Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent, or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, any other party or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Guaranteed Obligations have been paid. The Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extin guish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower, any other party or any security.

               (b)   The  Parent waives all presentments, demands
for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the Agents nor any Bank shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

          Section 10.9 Maximum Liability. It is the desire and intent of the Parent and the Guaranteed Creditors that this Parent Guaranty shall be enforced against the Parent to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Parent under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Parent shall be deemed to be re duced and the Parent shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agree ment as of the date first written above.

                         SPECIALTY RETAILERS, INC., AS BORROWER


                         By: /s/ James A. Marcum
                            Name: James A. Marcum
                            Title: Vice Chairman/CFO

                            10201 Main Street
                            Houston, Texas 77025
                            Attn: James A. Marcum
                            Telephone:  (713) 669-2832
                            Facsimile:   (713) 669-2709


                         STAGE STORES, INC., AS GUARANTOR


                         By: /s/ James A. Marcum
                            Name: James A. Marcum
                            Title: Vice Chairman/CFO

                            10201 Main Street
                            Houston, Texas 77025
                            Attn:  James A. Marcum
                            Telephone:  (713) 669-2832
                            Facsimile:   (713) 669-2709



                         CREDIT SUISSE FIRST BOSTON, as Adminis trative Agent and Collateral Agent, and as a Bank


                         By: /s/ Julia P. Kingsbury
                            Name: Julia P. Kingsbury
                            Title: Vice President


                         By: /s/ Didier Siffer
                            Name: Didier Siffer
                            Title: Vice President

                            Eleven Madison Avenue
                            New York, New York 10010-3629
                            Attn:  Jan Kofol
                            Telephone:  (212) 325-9057
                            Facsimile:    (212) 325-0304

                         BANK UNITED


                         By: /s/ Gordon A. Kovacs
                            Name: Gordon A. Kovacs
                            Title:  Senior Special Asset  Manager
                                 & Vice President

                            3200 Southwest Freeway
                            19th Floor
                            Houston, Texas 77027
                            Attn:  Gordon Kovacs
                            Telephone:  (713) 543-7951
                            Facsimile:  (713) 543-7117

                         PARIBAS


                         By: /s/ Albert A. Young, Jr.
                            Name: Albert A. Young, Jr.
                            Title: Director

                         By: /s/ Amy Kirschner
                            Name: Amy Kirschner
                            Title: Vice President

                            787 Seventh Avenue
                            New York, New York 10019
                            Attn:  Albert Young
                            Telephone:  (212) 841-2329
                            Facsimile:  (212) 841-3565

                         STEIN, ROE & FARNHAM, AS AGENT FOR
                         KEYPORT LIFE INSURANCE COMPANY


                         By: /s/ James R. Fellows
                            Name: James R. Fellows
                            Title: Vice President

                            One South Wacker Drive
                            33rd Floor
                            Chicago, Illinois 60606
                            Attn:  Jim Fellows
                            Telephone:  (312) 368-5641
                            Facsimile:  (312) 368-7857

                         BANKERS LIFE AND CASUALTY COMPANY


                         By: /s/ Eric R. Johnson
                            Name: Eric R. Johnson
                            Title: Vice President
                            (By Conseco Capital Management, Inc.
                              acting as Investment Advisor.)

                            11825 N. Pennsylvania Street
                            Carmel, Indiana 46032
                            Attn:  John Nasser
                            Telephone:  (317) 817-6069
                            Facsimile:  (317) 575-2001

                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Richard P. DeGrey
                            Name: Richard P. DeGrey
                            Title: Vice President

                            445 South Figueroa Street
                            15th Floor
                            Los Angeles, California  90071-1602
                            Attn:    Richard  P.   DeGrey,   Vice
                                     President
                            Telephone:  (213) 236-6064
                            Facsimile:  (213) 236-6089





                                                   Annex 1 to
                                                 Credit Agreement



                      Banks and Commitments


     Name of Bank                              Revolving Commitment

     Credit Suisse First Boston                $10,208,334.00

     Bank United                               $10,208,333.00

     Union Bank of California, N.A.            $10,208,333.00

     Paribas                                   $ 1,750,000.00

     Stein, Roe & Farnham, as agent for
            Keyport Life Insurance Company     $ 1,750,000.00

     Bankers Life and Casualty Company         $   875,000.00

     Total Commitment:                         $35,000,000.00


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